Centex® Pulte HOMES Del Webb®

HOME PURCHASE AGREEMENT

This Home Purchase Agreement (this **"Agreement"**) dated 2/10/2025, is between Buyer and Seller.

1. BUYER AND SELLER.

1.1 Buyer. "Buyer" is the party, or collectively, the parties, listed below:

Name: Arrived Holdings INC and/or Assigns Jeff Talbert
Current Address: 1700 Westlake Ave N Suite 200, Seattle, Washington 98109
Telephone: (Primary) (313) 648-1189; (Secondary)
E-mail address: Jeff@arrived.com

1.2 Seller. **"Seller"** is Pulte Homes of Ohio, LLC. Seller's address is 10350 Ormsby Park Place Suite 103, Louisville, KY 40223.

2. PROPERTY. Seller agrees to sell and Buyer agrees to purchase a home (the **"Home"**) located on the lot described below (the **"Lot"**) in Timber Creek (the **"Community"**). Seller will construct the Home in substantial conformance with this Agreement, the Home Plan and Home Elevation identified below and the Home will contain the materials, fixtures and features described in the attached Floor Plan, Elevation and Features List for Home. The Home and Lot are collectively referred to as the **"Property"**.

Lot Mailing Address: 3600 Chaparral Court, Louisville, KY, 40229, Jefferson	
Lot Description (Lot/Block/Section or Phase):	
Condominium Unit No.:	**Community:** Timber Creek
Accounting Lot Number: 11900	**Accounting Community Name:** Timber Creek 7262
Home Plan: Hampton	**Home Elevation:** HR3S

3. PURCHASE PRICE AND DEPOSITS.

3.1 Total Purchase Price. Buyer agrees to pay Seller the Total Purchase Price for the Property, such amount being the Base Price of the Property as set forth on the attached Job Initiation Order or Change Order (the Job Initiation Order or Change Order, as applicable, as amended by any subsequent Change Order, the "**JIO**"), plus the price of all options, upgrades and premiums selected by Buyer on the JIO or any addenda. Buyer understands the current Total Purchase Price set forth on the JIO may change as provided in this Agreement and may be different than the final Total Purchase Price payable at Closing (as defined below).

3.2 Deposits. Buyer agrees to deliver the Deposits as required by this Agreement. "**Deposits**" mean the initial earnest money deposit and all other deposits and amounts paid in advance of Closing with regard to options, upgrades or premiums pursuant to this Agreement, the JIO or any addenda. Buyer's initial earnest money deposit is **$20,000.00** and is due upon Buyer's execution of this Agreement. Buyer understands Seller may require additional Deposits for certain options, upgrades and premiums. Except as expressly provided otherwise in this Agreement or by applicable law, all Deposits are nonrefundable when paid. The Deposits will be paid to Seller, may be used by Seller in its general operations, and may not be deposited into a separate bank account or escrow. If Buyer delivers the Deposits to Closing Agent (as defined in the Financing Addendum), Buyer authorizes Closing Agent to transfer the Deposits to Seller or Seller's account. In no event will Buyer be entitled to receive interest on the Deposits from Seller, whether deemed to accrue or actually accrued, except as provided in Section 10.2. All Deposits and other sums to be paid by Buyer **prior** to Closing must be paid in U.S. dollars through Seller's online payment portal using a debit card or by authorizing an ACH/direct debit payment (for sums due at Closing, see Section 8.4.b). If Buyer is entitled to a return of any Deposits, Buyer authorizes Seller to either return the Deposits to the account Buyer used to pay Deposits through Seller's online payment portal (if applicable) or deliver a check to Buyer. At Closing, the Deposits will be credited toward the Total Purchase Price.

4. PAYMENT OF PURCHASE PRICE; LENDER AND LOAN APPROVAL. In the attached Financing Addendum, Buyer elects whether to pay the Total Purchase Price in cash or by obtaining a mortgage loan. If Buyer elects to obtain a mortgage loan, then the Financing Addendum contains Buyer's selection of Buyer's lender from which Buyer will seek a loan and agreements regarding Buyer's obligation to apply for the loan and seek loan approval.

5. HOME OPTIONS, CONSTRUCTION MATERIALS AND THE LOT.

5.1 Buyer Option Selections. **Buyer must select all structural options on the date Buyer signs this Agreement.** Buyer must make a final selection of all non-structural options and upgrades within TWENTY-ONE (21) DAYS after the date Buyer signs the Agreement. Buyer agrees to schedule and attend all necessary appointments to make Buyer's selections. Buyer's selections will be final and binding when made. If, after the above deadline for Buyer to make a final selection of options and upgrades, Buyer requests, and Seller approves (without any obligation to do so), an addition or change to any options or upgrades previously selected, Buyer will be charged a nonrefundable administrative fee of $500.00 for each changed or added option or upgrade. The price for each option will be the price in effect at the time of Buyer's selection. Unless Seller designates otherwise, Deposits for options and upgrades, if required, will be due at the time of Buyer's selection. If Buyer has not made an option selection within the time required above, Seller may make such selection for Buyer, in which case Buyer will be bound by such selection. If Seller requests Buyer to re-select an option which has become unavailable or is no longer offered by Seller, Buyer will do so within 5 days after being notified by Seller and the Total Purchase Price may be adjusted accordingly.

a. **Flooring**. Seller advises Buyer that certain areas of the Home may not be well suited for certain types of flooring (for example, hardwood or carpet may not be well suited for areas of the Home with a higher likelihood of moisture). Seller may, in its sole discretion, refuse to install certain types of flooring in areas of the Home Seller deems unsuitable for such flooring. If, at the request of Buyer, Seller agrees to install flooring that Seller deems to be unsuitable, Seller will not be responsible for any resulting damage and Buyer will not receive warranty coverage under the Home Warranty (defined below) for such flooring.

b. **Seller's Right to Change or Limit Designs and Options**. Seller reserves the right to limit options and upgrades offered with respect to the Home. Buyer will be entitled to select options only from those options available with respect to the Home at the time of Buyer's selection. Some options offered in other homes in the Community or in other communities may not be available with respect to the Home. If Seller changes the design of other homes in the Community or changes the options offered or features included in other homes, Seller will have no obligation to make those changes to the Home or make them available to Buyer.

c. **Partially and Fully Completed Homes**. Buyer understands that current plans offered for newly built homes may have standard materials and features not included in a completed or partially completed home. If Buyer is purchasing a partially completed home, the Home will include only those

materials and features that were standard for the Home when construction commenced, those options already selected by Seller, and those options which Buyer selects (to the extent Seller permits additional option selections). If Buyer is purchasing a partially completed home, the above time deadline for option selections is not applicable to Buyer. Instead, Buyer must make any available option selections within 7 days after the date Buyer signs this Agreement. Buyer understands Buyer's ability to select options for a partially completed home will depend upon the level of completion of the home at the time Buyer signs this Agreement and Buyer may be entitled to select only limited options or no options. If Buyer is purchasing a completed home, Buyer agrees it is purchasing the Home as presently constructed.

5.2 Community Specific Models. The design, specification levels, available options and pricing of homes and options may vary by community, even for the same or similar models. If Buyer has seen a model of the Home in another of Seller's communities, Buyer understands there may be significant differences in design, specification levels, options and pricing between such model and a similar model in the Community.

5.3 Models and Decorative Items. Buyer understands model homes have been professionally decorated to show various decorative ideas, constructed using a variety of features and materials to show design concepts, and professionally landscaped, and that such decorative items, features, materials and landscaping may not be offered as options or otherwise included in the Home. Such decorative items, features, materials and landscaping which may not be offered in the Home include without limitation, furnishings; draperies and other window treatments; wallpaper; custom carpet; upgraded cabinetry; coordinated paint; special textures; built-in shelves; beams; special lighting fixtures; special ceiling and wall treatments; mirrors; entry ways, walkways, driveways and other hardscape items constructed using non-standard materials; patios; patio covers; pools and spas; and landscaping using different varieties and in greater quantities and sizes. Decorative items, materials, landscaping and hardscape items and other options and upgrades displayed by model homes will not be included as part of the Property except to the extent expressly identified as being part of the Home in Seller's plans and specifications for the Home or offered by Seller as an option for the Home and selected as an option by Buyer in accordance with this Agreement.

5.4 Material Substitutions, Variations and Marketing Materials. Due to governmental requirements, unavailability of materials, changes in options or other product offerings or changes in suppliers, Seller reserves the right to make changes to the Home and/or deviate from the plans or specifications as Seller determines necessary by lot and home, so long as Seller substitutes materials of equivalent quality and appearance. Determination of equivalency will be in Seller's sole discretion. Buyer acknowledges that color and texture variations occur in all natural and some man-made products due to manufacturing processes (e.g., granite, wood, tile and concrete) and that such variations are to be expected, and, provided such variations are within industry tolerances, they will not be considered a defect and Seller will have no liability or responsibility for such variations. Buyer agrees images that may be in advertising or marketing materials are for marketing purposes only and may not reflect exact home design, specific components or materials used in home construction, specific manufacturer or models of components, or exact colors or textures of materials, all of which may vary or change in the course of actual construction as described above.

5.5 Lot Premiums. Premiums for lots vary and are determined by the particular attributes of each lot as evaluated from time-to-time by Seller in its sole discretion. Buyer understands the characteristics that make the Lot unique may change over time, and the Lot may become more or less desirable as a result of such changes. Seller makes no representation or guarantee of the current or future value of Buyer's Lot. Further development of the Community or surrounding property, whether made by Seller, the developer or any other owner, may affect the Lot's value and Buyer's use and enjoyment of the Lot. Buyer releases Seller from and agrees Seller will not be responsible or liable for any such changes or obligated to return any Lot premium.

5.6 Plan and Garage Orientation; Lot Utilities and Easements. Buyer understands the Home and garage orientation (i.e., left or right) may be built opposite of the floor plan or garage orientation shown in a brochure, on a website, or by a model due to various factors, including lot shape and the location of utilities. Seller reserves the right, in Seller's sole discretion, to determine the location, configuration and orientation of the Home and the garage on the Lot. Seller will determine air conditioner locations, which may be different than the plot plans and marketing materials. Seller and/or utility companies may locate or relocate utilities and other neighborhood structures and improvements on the Lot, including utility lines, boxes, pedestals, and vaults; electric transformers; fire hydrants; cluster mailboxes, if applicable; light poles; and storm drainage pipes, which items may not be shown on any plans for the Property. Buyer accepts that the Lot may have some or all of these items. Prior to Closing, Seller reserves the right to grant utility, drainage and similar easements in or over the Lot customarily granted in the development of residential real estate projects.

6. COMMUNITY DEVELOPMENT.

6.1 Seller's Right to Act in Response to Market Conditions. Before or after Closing, with no obligation to Buyer, Seller may change prices, premiums, terms, features, options and concessions for any proposed or existing homes in the Community or any other community. Seller may change the floor plans, sizes, elevations, options, designs and other characteristics of homes built in the Community. Seller has neither offered nor agreed to any price protection or other commitment to Buyer regarding the value or resale value of the Property (or any other property), and Seller will not have any obligation or liability whatsoever to Buyer if any price changes directly or indirectly affect the value of the Property.

6.2 Development Plans. Seller reserves the right to sell lots to other builders, to rent or lease homes, and to change the zoning or planned use of other property in the Community or surrounding property. Development plans for the Community may be amended or changed from time-to-time to provide for, among other things, changes in land use, improvements, street patterns, setbacks, the type, number, style and prices of homes, lot sizes and configurations, densities, and amenities. Seller or its affiliates may annex into the Community additional lands not currently described in the Community Documents (defined below) or withdraw from the Community property currently described in the Community Documents. This annexation or withdrawal may or may not require the consent of certain owners of lots in the Community. The plans for the Community and any master development which encompasses the Community may be periodically updated and remain subject to change. Buyer understands that no statement of any representative of Seller regarding the planned use of property in or adjacent to the Community should be understood by Buyer or anyone as a warranty or promise regarding any future development plans for such property, and no such statement will limit or affect Seller's right to change zoning, land use or its development plans in the future. Buyer waives all claims, including claims for damages and costs, against Seller, its partners and other affiliates, and all of their respective officers, directors, shareholders, employees and agents as a result of any changes to the zoning, land use or development plans for the Community or for adjacent properties or for the annexation into or withdrawal of land from the Community.

6.3 Surrounding Land Uses, Community Services, and School and Taxing Districts. Any statement made or information provided by a representative of Seller concerning the present or future zoning, use or condition of land near the Lot or around the Community, concerning fire, ambulance, law enforcement, waste management, mail delivery or other services that may be available to the Community, or concerning schools, school boundaries, or taxing districts (or the current or future taxes or assessments or other costs associated with owning the Property) is based only on the limited information known to such person at the time of such statement or action. Mail service, the location of mailboxes (whether individually located in front of each home or clustered in groups) and the assignment of mailboxes are determined by the U.S. Postal Service. Buyer understands that such items may change and may affect the Lot, the Community or residents of the Community. Buyer confirms that prior to executing this Agreement, Buyer has reviewed such items with the applicable operators or owners of such land, the applicable governmental authorities or the applicable service providers or Buyer has elected, on Buyer's own accord and determination, to forgo such review. Buyer has not relied, and agrees not to rely, on any statement made or information provided by any representative of Seller concerning any of the matters described above and Buyer releases Seller from all claims related to any of such matters.

6.4 City and Other Boundaries; Potential Annexation. If the Property is located outside the limits of a municipality, the Property may now or later be included in or annexed into the extraterritorial jurisdiction or city limits of a municipality. Each municipality or other governmental authority maintains a map that depicts its boundaries and areas of extraterritorial jurisdiction. Notwithstanding any statement made, or map or other information provided, by Seller or its representatives, Seller makes no representation or warranty to Buyer regarding the current or future boundaries of any municipality, county or other

governmental authority. Buyer should contact all municipalities or other authorities located in the general proximity of the Property to determine if the Property is located within a municipality or other governmental entity's jurisdiction or is likely to be included or annexed into a municipality or other jurisdiction, and any costs as a consequence thereof.

6.5 __Flooding and Flood Insurance__. The U.S. Federal Emergency Management Agency (FEMA) publishes Flood Insurance Rate Maps designating special flood hazard areas or zones. FEMA flood maps, and flood maps and flooding related regulations issued by other governmental authorities, may change. Seller has no control over such flood maps, the designation of flood hazard areas or flooding related regulations, and Seller will have no liability or responsibility for any changes to same. Accordingly, Seller makes no representation or warranty whether a particular lot is or will be located inside or outside of a flood hazard area or impacted by new regulations. Whether the Property is located inside or outside of a flood hazard area is not a guarantee that it will or will not flood. Flooding can occur on any property, particularly property in flat or low-lying areas and in areas subject to hurricanes and torrential rain events. Seller recommends that Buyer consider obtaining flood insurance even if the Property may not be located in a special flood hazard area and even if flood insurance is not required by Buyer's lender. Buyer accepts the obligations and consequences of owning real property, including without limitation Buyer's responsibility to obtain flood insurance if Buyer desires financial protection from potential flooding. Buyer agrees that neither Seller nor any of its representatives have made, and Seller is not making, any representation or warranty regarding the present or future location of flood hazard or zone designations, regarding whether the Property or Community may flood, or regarding the need for or availability of flood insurance. Buyer releases Seller, its affiliates and their employees from all claims, causes of action, damages, injuries and other liability arising out of or related to the flooding of the Property or the Community as a result of a major rain or storm event.

6.6 __Water and Mineral Rights__. Buyer understands water rights and interests in oil, gas and other minerals in, on or under the Lot and other portions of the Community (collectively, "Mineral Rights") may have been previously reserved or conveyed to other persons, and the owners or lessees of such Mineral Rights may have various rights, including the right to enter upon the Community, the Lot and other lots within the Community for the purpose of exploring for and removing the water, oil, gas and other minerals. However, such rights may be limited or restricted by municipal or other applicable laws. Buyer agrees neither Seller nor any of its representatives has made any representation or warranty regarding Mineral Rights, whether any person can or may exercise any Mineral Rights, or the effect any water, oil, gas or mineral exploration or production may have on the Community or the Property. Buyer releases Seller, its affiliates and their employees from all claims, causes of action, damages, injuries and other liability arising out of or related to the Mineral Rights or any exercise thereof.

7. __HOME CONSTRUCTION.__

7.1 __**Pre-Closing Meeting & Home Walk-Through -- Build Quality Celebration.**__ When the Home is substantially complete, Buyer will have the opportunity to attend a **"Build Quality Celebration"**, which is a pre-closing meeting and walk-through of the Home. Seller will schedule the Build Quality Celebration approximately 30 to 45 days prior to Closing. Seller will make a reasonable effort to accommodate Buyer's schedule for such meeting, but Closing will not be delayed if Buyer is unable to participate. During the Build Quality Celebration, Seller will orient Buyer with the operation of the Home and identify any construction items which remain to be completed. Seller's goal is to complete all remaining construction items before Closing, but that may or may not occur. The existence of remaining construction items at the time of Closing will not entitle Buyer to cancel this Agreement, delay Closing, withhold funds, or require an escrow of funds at Closing. After Closing, Seller will complete any remaining construction items as soon as reasonably practical, considering weather and other factors. Buyer will provide Seller with access to the Home during Seller's normal working hours after Closing to allow Seller to complete the remaining construction items. Buyer's failure to provide Seller with access or Buyer's refusal to allow Seller to complete any remaining construction items according to the method selected by Seller will relieve Seller from any further obligation to complete such remaining construction items and from any obligation therefor under the Home Warranty.

7.2 __Construction Plans; Variances__. At Closing, Seller will deliver the Home in substantial conformance with this Agreement, the Home Plan and Home Elevation identified in Section 2 above and the Home will contain the materials, fixtures and features described in the attached Floor Plan, Elevation and Features List for Home. Notwithstanding anything to the contrary in this Agreement, Buyer understands variances from those plans may occur during construction for various reasons, including aesthetic reasons, to address field conditions, and to comply with building codes or other governmental requirements. Dimensions and area (square footage) measurements shown in advertisements, sales brochures and other marketing materials are approximations for illustrative purposes only. Accordingly, actual "as-built" dimensions and area (square footage) measurements may vary from those materials and the construction plans. Seller's detailed construction plans and specifications for the Home are proprietary and confidential and will remain Seller's property. Buyer is acquiring no rights in Seller's construction plans and specifications and Seller will be under no obligation to deliver them to, or review them with, Buyer.

7.3 __Construction; Timing/Completion of the Home__. This Agreement is a contract for the construction of a new home. Buyer agrees Buyer will be purchasing the Property at Closing as a completed home. Buyer will acquire no right, title or interest in or to the Property except the right and obligation to purchase the Property upon the Closing Date in accordance with the terms of this Agreement. Construction of the Home will begin and progress according to Seller's construction schedule, as determined by Seller. Buyer agrees Seller is not Buyer's contractor, the direction and supervision of trade contractors rests exclusively with Seller, and Buyer will not issue any instruction to, or otherwise interfere with, hinder, delay, or otherwise impede the construction or construction schedule of the Home. Buyer understands its failure to timely perform its obligations may delay the commencement or completion of the construction of the Home. Seller will use reasonable efforts to keep Buyer informed of its construction schedule but cannot guarantee any specific completion date or construction schedule except as set forth in this Agreement. Seller is not responsible for inconvenience, loss, expense or other consequences to Buyer resulting from delays in construction completion provided that the Home is completed within the time period set forth in this Section. Seller is not responsible for delays in the installation or service delays of telephone, cable television, mail or similar services at, or after Closing provided that all necessary and customary utilities are extended to the Home within the time period set forth in this Section.

Buyer and Seller intend for this sale to be exempt from the Interstate Land Sales Full Disclosure Act by qualifying for the exemption provided by 15 U.S.C. Section 1702(a)(2), and nothing herein contained will be construed or operate, as to any obligation of Seller or right of Buyer, in a manner that would render such exemption inapplicable. Accordingly, Buyer and Seller authorize any court interpreting this Agreement to construe it liberally so that such exemption is available. Notwithstanding anything in this Agreement to the contrary, Seller will be obligated to complete the Home no later than two years after the date Buyer signs this Agreement, except for delays caused by acts of God or other matters that qualify under impossibility of performance principles recognized under the laws of the state in which the Property is located, in which case the completion date will be extended by an amount of time equivalent to such delays.

7.4 __Fencing__. Seller is not required to install fencing on the Lot unless Seller has agreed to install fencing in this Agreement. If fencing is included, Seller has the sole right to determine the location and extent of the fencing on the Lot. While Seller generally places fencing approximately on the property line, Seller and other builders sometimes place fencing in a different location because of governmental set back requirements, utility or other easements, existing trees, retaining walls or other reasons. If applicable, Buyer understands that maps, condominium plans, plot plans and site plans may not necessarily represent the actual location where fencing has been or will be located on the Lot. Unless Seller has expressly designated a specific fencing location as part of this Agreement, fencing will be in the "as built" location, even if such location is different from the location shown on any maps, plot plans, site plans or permits. Buyer will be responsible for coordinating the maintenance of any fencing that is used as a common boundary fence with the owner of the adjoining lot.

7.5 **No Buyer Alterations or Additions**. Buyer will not make any alterations or additions to the Home or Lot prior to Closing, including, but not limited to, the alteration or addition of any equipment, wiring, appliances, wall coverings, sprinkler systems or paint. If Buyer violates this provision, Buyer will be in default under this Agreement and liable and responsible for all damages caused by and consequences of such alterations or additions, including time delays incurred by Seller in removing or correcting the alterations or additions. At Buyer's expense, Seller may remove or correct any such alterations or additions made by Buyer or Buyer's agents and destroy or dispose thereof without liability or compensation to Buyer.

7.6 **Insulation**. Where construction allows, insulation will be installed in the Home as follows:

Exterior Walls (except garage and other non-air conditioned areas):		
Type: Fiberglass Batt	Thickness: 3.5" to 5.5"	R-value: R-13 - R-19

Ceiling (except over garage and other non-air conditioned areas):		
Type: Blown Fiberglass/Fiberglass Batt	Thickness: 13"	R-value: R-38

Notwithstanding the foregoing, insulation may be of lesser thickness and R-value than indicated in certain areas where the design of the Home does not permit greater thickness. Examples of locations where thickness and R-value may vary include locations where studs are placed in walls, corners, windows, where roof trusses attach to outside walls, and in upper level ceilings above heated areas. R-values are based on the specifications of the manufacturer and/or installer of the insulation and Seller does not warrant or represent the accuracy of the manufacturer's or installer's calculation of these R-values. Seller has the right to make substitutions as to the type, thickness and R-value of insulation installed in the Home as long as there are no substantial changes in the R-value of the insulation installed in a substantial portion of the Home. Minimum heat pump or air conditioner seasonal energy efficiency rating will be 13 SEER.

7.7 **Energy Efficiency/Energy Costs**. Seller makes no representation or warranty regarding the energy efficiency or energy costs of the Home, Consumer Products, or any component of the Home regardless of any (i) brochures, pamphlets, advertising, or other documents that may have been reviewed by Buyer, or (ii) discussions Buyer may have had with Seller or its employees, agents, or vendors. Buyer acknowledges the energy efficiency of the Home and associated energy costs will vary over time depending on many factors, including, but not limited to, usage, rates, fees and charges of local utility providers, home maintenance practices, household size, lighting and internal climate control systems, and weather conditions.

7.8 **Environmental Notice/Disclosure**. **THE HOME AND ITS OCCUPANTS MAY BE EXPOSED TO VARIOUS ENVIRONMENTAL CONDITIONS IN OR NEAR THE HOME (INCLUDING, BUT NOT LIMITED TO, ELECTROMAGNETIC FIELDS FROM POWER LINES AND APPLIANCES, MOLD AND THE POSSIBILITY OF AIR, WATER, SOIL OR OTHER POLLUTION). FOR EXAMPLE, THE HOME IS CONSTRUCTED USING HUNDREDS OF NATURAL AND MAN-MADE MATERIALS WHICH COULD EXPOSE OCCUPANTS TO HARMFUL CHEMICALS, GASES AND ALLERGENS WHICH MAY AFFECT THEIR HEALTH. HARMFUL EMISSIONS (INCLUDING FORMALDEHYDE, PER- AND POLYFLUOROALKYL SUBSTANCES AND OTHER CHEMICALS) MAY BE PRODUCED FROM CARPETING, FLOORING, PRESSED WOOD PRODUCTS, INSULATION, PLASTICS, VARNISHES, GLUES AND OTHER BUILDING MATERIALS. ALSO, RADON IS A NATURALLY OCCURRING GAS WHICH EMANATES FROM CERTAIN SOILS THAT, WHEN IT ACCUMULATES IN HOMES, MAY PRESENT HEALTH RISKS. ONE OR MORE OF THESE ENVIRONMENTAL CONDITIONS MAY EXIST WITHIN OR AROUND THE HOME OR COMMUNITY. SELLER DOES NOT CLAIM ANY EXPERTISE CONCERNING SUCH CONDITIONS. SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, ABOUT ANY SUCH CONDITIONS, AND EXPRESSLY DISCLAIMS ANY LIABILITY FOR ANY TYPE OF DAMAGE OR INJURY SUCH CONDITIONS MAY CAUSE TO THE HOME OR ITS OCCUPANTS. BUYER ASSUMES THE RISK OF THE PRESENCE OF THE ABOVE CONDITIONS WITHIN OR AROUND THE HOME OR COMMUNITY AND RELEASES SELLER, ITS AFFILIATES AND THEIR EMPLOYEES FROM ALL CLAIMS, CAUSES OF ACTION, DAMAGES, INJURIES AND OTHER LIABILITY ARISING OUT OF OR RELATED TO ANY OF THE ABOVE CONDITIONS. FOR ADDITIONAL INFORMATION, SELLER RECOMMENDS THAT BUYER CONTACT ITS LOCAL, STATE OR FEDERAL ENVIRONMENTAL AGENCIES OR OTHER AVAILABLE SOURCES. BUYER WILL BE RESPONSIBLE, AT BUYER'S COST, TO ASCERTAIN WHETHER ANY OF THE ABOVE CONDITIONS MAY AFFECT THE HOME OR ITS OCCUPANTS AND, IF NECESSARY, TO TAKE APPROPRIATE REMEDIAL OR PROTECTIVE MEASURES.**

7.9 **Termites**. Buyer is advised and acknowledges that during construction, Seller may utilize a termite treatment or barrier or combination of methods in an attempt to prevent termite infestation in the Home. Buyer is advised that current governmental regulations limit the types and concentration of chemicals and the methods of application that can be used in attempting to prevent or eradicate termites. Consequently, termites may appear following completion of the Home. Buyer is advised that disturbance of the soil around the Home's foundation stem wall can destroy the termite treatment barrier. Seller recommends that Buyer retain the services of a qualified pest control company to regularly (at least annually) inspect the Home and apply the appropriate termite treatments or measures to prevent termite infestation. Except and to the extent limited or prohibited by applicable law or FHA/VA regulations, Buyer waives all claims against Seller for damages, losses, costs and expenses in connection with the existence of termites at the Home or on the Property and Buyer agrees to be solely responsible for preventing or exterminating termites in or around the Home in such manner as Buyer may determine.

7.10 **Landscaping/Drainage.** Prior to Closing, the Lot will have been graded for proper water drainage in accordance with grading and drainage plans for the Community. Unless otherwise set forth in this Agreement, the Lot will not be landscaped in any way. If Seller offers optional landscaping packages, Buyer should carefully review and understand the terms of each landscaping package. If Buyer elects to install Buyer's own landscaping (if that option is available), Buyer, after Closing, will install such landscaping within any required time period set forth in the Community Documents. At Closing, Seller will have no further responsibility for soil erosion, soil conditions, drainage or landscaping installed by Seller and Buyer will be solely responsible for all such matters (unless and to the extent of any landscaping warranty to be provided by Seller as described in this Agreement). Seller will not be liable or responsible for damages or other effects caused or contributed to by any change to the grading or drainage of the Lot made by Buyer or Buyer's contractor or landscaper. Unless set forth in this Agreement, Seller is providing no warranty with respect to landscaping and Seller will have no liability for landscaping which dies or is damaged following Closing.

7.11 **Construction Noise and Activities; Entry Gates**. The Lot is part of a larger community in which other homebuilding and development activities are being or may be conducted. Those activities will cause noise, vibration, dust, mud, construction traffic and other potential inconveniences and nuisances in areas around the Lot. Seller will exercise reasonable control over those activities conducted by Seller, but Buyer agrees Seller will have no liability or responsibility to Buyer as a result of any of those activities or any resulting inconveniences or nuisances. If there are entry gates to the Community, such gates may be open during development of the Community and there are no assurances regarding security or the effectiveness of such gates or that pedestrian or other access will be controlled.

7.12 **Visits to the Construction Site and Assumption of Liability and Risk**. Buyer understands that a construction site can be a dangerous place. Buyer and its visitors will not visit the Lot or any other construction site in the Community without permission and without a representative of Seller. Hard

hats and closed toe shoes are required while visiting areas under construction. **Any entry to the Lot or any construction site is at Buyer's sole risk and Buyer waives the right to make claims against Seller for any personal injury or property damage that Buyer, Buyer's guests and/or minor children may incur. Buyer agrees to indemnify and hold Seller harmless from and against any and all personal injuries, property damage, or any other claim or injury incurred by Buyer, or Buyer's visitors on the Property, or on any construction site at the Community at any and all times before and after Closing.**

7.13 **Loss of Property**. Seller will bear the risk of loss or damage to the Property (e.g., by fire or other casualty) until the earlier of the Closing Date or the time Buyer takes possession of the Property. If the Property is damaged prior to the earlier of the Closing Date or the time Buyer takes possession of the Property, Seller will repair the damage as Seller reasonably determines necessary. If Seller determines the Home has been totally destroyed, Seller will give Buyer written notice of such total destruction (**"Destruction Notice"**). Upon receipt of the Destruction Notice, Buyer will have 10 days to provide Seller written notice of its election to either (i) terminate this Agreement and receive a refund of all Deposits paid, or (ii) have Seller restore the Property. If Buyer elects to have Seller restore the Property, the time for Seller to complete the Home will be extended, if permitted, in accordance with Section 7.3. If Buyer fails to timely deliver written notice to Seller of Buyer's election, Buyer will be deemed to have elected to terminate this Agreement and receive a refund of all Deposits paid. After the earlier of the Closing Date and the time Buyer takes possession of the Property, Buyer assumes and will bear all risk of loss or damage to the Property.

8. CLOSING.

8.1 **Closing Agent**. In the attached Financing Addendum, Buyer has selected the Closing Agent to provide title and settlement/closing services for the closing of the purchase and sale transaction contemplated by this Agreement (the **"Closing"**).

8.2 **Closing Time and Place**. The Closing will occur through an escrow established with Closing Agent and will be held at the offices of Closing Agent unless otherwise provided in this Agreement or otherwise designated by Seller. The Closing will be held at the time and on the date (the **"Closing Date"**) designated by Seller by providing at least Twenty One (21) days prior written, electronic or oral notice to Buyer. The Closing will be held only when the Home is substantially complete (*i.e.*, the Closing will be held even though some construction items may remain to be completed) and, if applicable to the Home, a temporary or final certificate of occupancy or its local equivalent has been issued by the applicable governmental authority.

8.3 **Seller Right to Extend Closing Date**. Subject to Section 7.3, Seller will have the right to extend the Closing Date in order to substantially complete the construction of the Home, to complete any other construction item(s), to obtain a certificate of occupancy or similar permit, or as necessary to align with the schedules of other closings being handled by Seller or Closing Agent. Buyer understands that any Closing Date provided to Buyer or set by Seller prior to the date the Home is substantially complete is only an estimated date and, due to uncertainties inherent in construction, is subject to change by Seller. Because the Closing Date may change, Buyer agrees to remain flexible regarding the Closing Date, including, without limitation, Buyer's moving schedule, notifications to landlords, the closing of any existing home, and interest rate changes and locks. Seller will have no liability to Buyer due to a delay or extension of the Closing Date regardless of the reason. Buyer agrees Seller will not be required to reimburse Buyer for any expenses (including temporary housing costs, rentals, interest rate changes or lock fees, storage, moving and travel expenses) related to any changes in the timing of construction of the Home and/or the Closing Date.

8.4 **Closing Procedures**. At Closing:

a. Seller will execute and deliver to Buyer a General Warranty deed, subject to (i) taxes and assessments not yet due; (ii) the Community Documents and other restrictive covenants common to the Community; (iii) all matters affecting the Property shown on the recorded plat for the Community; (iv) water, oil, gas and mineral rights previously reserved or conveyed; (v) all easements, covenants, restrictions, encumbrances and other matters of record affecting the Property; (vi) all matters and conditions shown on the survey or that would be revealed by an accurate survey or inspection of the Property; and (vii) applicable building and zoning codes and other laws of governmental authorities. The deed will be prepared by Seller or its designee and will be deemed acceptable to each party if it meets the requirements stated herein and complies with applicable law.

b. Buyer will deliver the Total Purchase Price and all other sums payable by Buyer pursuant to this Agreement. All sums due from Buyer at Closing must be paid by wire transfer or other immediately available funds acceptable to Seller and Closing Agent.

c. Seller and Buyer will each execute and deliver any notices, statements, certificates, affidavits and other documents as may be required by this Agreement or applicable law to consummate the Closing.

After Buyer and Seller have complied with their respective Closing obligations, Closing Agent will record all documents to be recorded in the real property records and disburse all funds according to the approved settlement statement or Closing Disclosure, as applicable. All funds to be disbursed to Seller shall be disbursed by wire transfer or other immediately available funds acceptable to Seller. Buyer and Seller authorize Closing Agent to execute and submit on their behalf any required affidavit of value and preliminary change of ownership report using the Total Purchase Price for the established value. Following the Closing, Closing Agent (or a separate title agent, if applicable) will issue or cause the issuance of an owner's policy of title insurance for the Property to Buyer, if purchased by Buyer.

8.5 **Possession and Keys**. Buyer will not have any equitable right in the Property or be entitled to possession of the Property until the complete consummation of the Closing and funding of the Total Purchase Price and all other costs payable pursuant to this Agreement. Except as otherwise required by law, keys to the Property will not be released and access will not be provided until all funds due from Buyer (including all loan proceeds from Buyer's lender) have been delivered to the Closing Agent and all conditions to closing and funding have been satisfied. Buyer understands loan funding may take several days after Buyer has executed loan documents.

8.6 **Closing Costs**. Buyer is responsible for paying, at or before Closing, (i) all costs related to the owner's policy of title insurance; (ii) the cost of a survey of the Property (or reimbursing Seller for that cost if Seller has already paid for the survey); (iii) all escrow fees and other charges of Closing Agent related to this transaction; (iv) all costs related to Buyer's mortgage loan or other financing, including but not limited to, application and origination fees, points, interest rate buy down costs, interest rate lock charges, prepaid interest, survey fees, credit report charges, lender title insurance policy charges, homeowner's and flood insurance premiums, mortgage insurance premiums, appraisal fees, tax certificate and tax service charges, flood certificate charges, underwriting and loan processing charges, document preparation charges, and impounds for taxes, assessments and insurance; (v) all recording fees and stamp, excise, documentary or other transfer fees or taxes; (vi) homeowner's association fees, (vii) Buyer's portion of the Closing prorations described in Section 8.7 below, and (viii) any other items described on the settlement statement or Closing Disclosure, as applicable, other than costs Seller has expressly agreed herein to pay (collectively, "**Closing Costs**").

8.7 **Closing Prorations**. All real estate taxes and assessments, dues and assessments under the Community Documents, utility charges, and other charges against the Property for the year of Closing will be prorated as of the Closing Date. The proration of real estate taxes and assessments will be based on the most recent tax bill issued prior to Closing. All prorations will be final and not subject to adjustment after Closing.

8.8 **Closing Delay; Failure to Close**. Buyer agrees the timely performance of its obligations to close on the scheduled Closing Date is an essential term of this Agreement. If Buyer fails to perform any of Buyer's obligations on or before the Closing Date, Buyer will be in default under this Agreement. Seller will be under no obligation to agree to delay the Closing Date. If Buyer asks to delay the Closing Date for any reason (including due to delays caused by Buyer's lender), and Seller agrees to same, then Buyer agrees to pay Seller an extension fee equal to $250.00 times the number of days from the scheduled

Closing Date until the extended Closing Date. Unless Seller agrees otherwise, the extension fee will be due upon Seller's agreement to extend the Closing Date and will not be credited toward the Total Purchase Price.

8.9 **Agreement Not Contingent on Sale or Rental of Other Property**. Unless expressly set forth otherwise in this Agreement or an addendum to this Agreement, this Agreement is not contingent upon the sale, closing or rental of Buyer's existing home or other property. If Buyer elects to apply for mortgage financing contingent on the sale or rental of Buyer's existing home or other property, Buyer does so at Buyer's own risk.

8.10 **Water and Mineral Rights**. Buyer understands water rights and interests in oil, gas and other minerals in, on or under the Lot may have been previously reserved or conveyed to other persons, including without limitation to Seller or companies affiliated with Seller. Seller has not made any representation or warranty to Buyer that the Property includes any water rights or interests in oil, gas or other minerals. If the ownership or prior reservation or conveyance of water or mineral rights is important to Buyer, Buyer is advised to research same further prior to entering into this Agreement.

8.11 **Seller Paid Closing Costs**. Unless otherwise instructed by Buyer and Seller in writing, to the extent this Agreement provides Seller will pay any Closing Costs or provide Buyer with an incentive or other funds Buyer may use to pay Closing Costs, Seller's funds will be applied to charges in the following order to the extent such funds are available:

a. items Seller is legally required to pay pursuant to state or federal law;
b. items Seller specifically has agreed to pay in this Agreement;
c. "points and fees" as that term is defined in Title 12, section 1026.32(b)(1)(i) of the Code of Federal Regulations;
d. "finance charges" as that term is defined in Title 12, section 1026.4 of the Code of Federal Regulations;
e. items commonly and customarily paid by a seller in the local market; and
f. other charges appearing on the settlement statement or Closing Disclosure, as applicable.

Nothing in this subsection creates an obligation by Seller to pay any Closing Costs.

9. WARRANTY.

9.1 **Home Warranty**. Seller warrants the Home against defects in workmanship and materials in accordance with Seller's New Home Limited Warranty and Performance Standards (collectively, the **"Home Warranty"**). Buyer acknowledges reviewing or having the opportunity to review the Home Warranty prior to executing this Agreement. Buyer agrees to the terms and conditions of the Home Warranty, all of which are incorporated herein by reference.

9.2 **Disclaimer of Warranties for Consumer Products, Elevators, Solar System and Smart Home Components**. Prior to Buyer's execution of this Agreement, a copy of the warranties for Consumer Products (defined below) in the Home and, if installed in the Home, any elevator, Solar System (as defined below) and Smart Home Components (as defined below), were made available to Buyer for Buyer's review. At or after Closing, Seller will deliver to Buyer the actual warranties for the Consumer Products in the Home and, if applicable, any elevator, Solar System, and Smart Home Components, to the extent such warranties exist. The term **"Consumer Products"** means all appliances, pieces of equipment, or other items installed in the Home that are consumer products for purposes of the Magnuson-Moss Warranty Act (15 U.S.C. Section 2301, et. seq.). See the Home Warranty for examples of Consumer Products. The term **"Solar System"** means all components of the solar energy system, including, without limitation, the solar panels, electrical inverter, wiring, mounting hardware and other related equipment. The term "**Smart Home Components**" means all hardware, software and other components of any computer network, data network or telecommunications network within the Home, whether wired or wireless, including, without limitation, modems, routers, access points and extenders, and any home automation devices, smart devices, remote controls, connected devices or other components connected to any such network (which may include, by way of example, but not limitation, smart thermostats or other climate control devices, lighting controls, garage door controllers, door locks, security system interfaces or controllers, speakers, smart speakers, voice controls and intelligent personal assistants). **Buyer understands Consumer Products, elevators, Solar Systems and Smart Home Components are excluded from coverage under the Home Warranty.** To the extent Seller has been issued a warranty from any manufacturer or installer of Consumer Products and any elevator, Solar System, or Smart Home Components installed in the Home, Seller assigns to Buyer, to the extent assignable and without recourse to Seller, Seller's rights in such warranties, if any. The assignment will be effective as of the Closing Date. Any rights that inure to a homeowner under a manufacturer's or installer's warranty are the obligation of the manufacturer or installer, as applicable. Seller does not assume any obligation of the manufacturer or installer resulting from a manufacturer's or installer's warranty. **Seller disclaims all representations and warranties of any kind, express or implied, relating to Consumer Products and any elevator, Solar System and Smart Home Components, including, without limitation, any representation or warranty regarding use, fitness of use, workmanship or quality.** Seller will not be liable for any damage to a Consumer Product or any elevator, Solar System or Smart Home Components or for any damage caused by a Consumer Product or any elevator, Solar System (including roof penetrations) or Smart Home Components. However, to the extent provided in the Home Warranty, Seller will be responsible for damage to the Consumer Product, elevator, Solar System or Smart Home Components caused by Seller's improper installation of such Consumer Product, elevator, Solar System or Smart Home Components or other act by Seller only if Seller's installation or other act caused such damage. Seller's disclaimer of representations and warranties does not limit or otherwise affect the warranty of any manufacturer or installer. If a Consumer Product, elevator, Solar System or Smart Home Component malfunctions or is otherwise defective, Buyer agrees to follow the procedures in the applicable manufacturer's or installer's warranty documents.

9.3 **NO OTHER WARRANTIES. TO THE FULLEST EXTENT PERMITTED BY LAW, EXCEPT FOR THE HOME WARRANTY AND ANY LANDSCAPE WARRANTY EXPRESSLY PROVIDED BY THIS AGREEMENT, IF APPLICABLE, ALL WARRANTIES REGARDING THE PROPERTY, INCLUDING BUT NOT LIMITED TO STATUTORY AND IMPLIED WARRANTIES (INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF HABITABILITY, MERCHANTABILITY, WORKMANLIKE CONSTRUCTION OR FITNESS FOR A PARTICULAR PURPOSE), ARE HEREBY DISCLAIMED BY SELLER AND WAIVED BY BUYER. THE HOME WARRANTY AND THE LANDSCAPE WARRANTY, IF APPLICABLE, ARE SUBSTITUTED IN PLACE OF ALL SUCH WARRANTIES. THIS MEANS THAT THE HOME WARRANTY AND THE LANDSCAPE WARRANTY, IF APPLICABLE, ARE THE ONLY WARRANTIES THAT APPLY AND GOVERN BUYER'S AND SELLER'S RIGHTS AND OBLIGATIONS RELATED TO THE PROPERTY AND THERE ARE NO OTHER WARRANTIES, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW. BUYER AGREES THAT SELLER'S LIABILITY FOR ANY DEFECTIVE CONDITION WITH RESPECT TO THE PROPERTY, WHETHER IN CONTRACT, IN TORT, UNDER ANY WARRANTY OR OTHERWISE, IS LIMITED SOLELY TO SELLER'S OBLIGATIONS AND BUYER'S REMEDIES EXPRESSLY PROVIDED IN THE HOME WARRANTY. BUYER IS NOT WAIVING ANY WARRANTY APPLICABLE TO MATERIALS IN THE HOME THAT MAY BE PROVIDED DIRECTLY BY A MANUFACTURER.**

9.4 **Smart Home Components**. Network performance in the Home, both wired and wireless, will vary due to differences in home design and construction, placement of furnishings and appliances, placement of network components, network usage, network configuration, the number of users, the types of uses and other conditions in the Home. Buyer will be responsible for arranging and paying all costs for internet service to the Home and determining Buyer's speed and data requirements, which may vary. Seller does not guarantee that any Smart Home Component or other network equipment will meet Buyer's particular needs. Buyer is solely responsible for configuring all Smart Home Components and network settings, including without limitation, security settings and features, and for securing any additional security equipment or service that Buyer may choose to use to protect the security of Buyer's network.

SELLER DOES NOT REPRESENT OR WARRANT THAT ANY SMART HOME COMPONENT OR NETWORK DEVICE IS SECURE OR CAN PREVENT PRIVACY INTRUSIONS, MALWARE OR CYBER-ATTACKS, EVEN WHEN CORRECTLY CONFIGURED. SELLER IS NOT PROVIDING ANY GUARANTY OR WARRANTY FOR, AND HEREBY DISCLAIMS ALL RESPONSIBILITY FOR, THE PERFORMANCE, COVERAGE, SECURITY, PRIVACY AND OTHER ASPECTS OF ANY SMART HOME COMPONENT OR NETWORK DEVICES WITHIN THE HOME. THE INSTALLATION AND CONFIGURATION OF SMART HOME COMPONENTS MAY BE PERFORMED BY THIRD PARTIES AND NOT SELLER. SELLER DOES NOT GUARANTEE OR WARRANT THE INSTALLATION OF SMART HOME COMPONENTS OR ANY EQUIPMENT OR SERVICES PROVIDED BY THIRD PARTIES.

9.5 **Buyer's Maintenance Responsibility**. Buyer will be solely responsible to perform routine general maintenance and repairs on the Home. Buyer's failure to maintain and repair the Home may reduce or negate warranty coverage under the Home Warranty.

9.6 **Subsequent Owners**. The Home Warranty automatically transfers to the subsequent owner of the Home upon the transfer of title to the Home. However, the transfer of the Home Warranty does not extend any warranty coverage period. Buyer agrees to provide a copy of the Home Warranty to a subsequent owner of the Home who purchases the Home from Buyer.

9.7 **Subrogation**. Buyer understands the Home Warranty is not a liability or other type of insurance policy, including a homeowner's insurance policy, which typically provides coverage for certain property damages and casualty losses. If Buyer receives from an insurance company or any other party payment or repairs arising from a construction defect or otherwise relating to the Property, then to the fullest extent permitted by law, Buyer waives for itself and on behalf of anyone acquiring rights through Buyer, including, but not limited to, any insurance company or other party, all subrogation and other claims against Seller for such payments or repairs received by Buyer.

9.8 **Harmless Deviations**. Seller is obligated to deliver the Home constructed in substantial conformance with this Agreement and the Home Plan. However, the Home Warranty does not cover, Seller shall not be responsible or liable for, and Buyer waives and releases Seller from, any non-conformity with or deviation from plans, specifications, manufacturer's recommendations or building code requirements, unless it creates a covered defect under the Home Warranty that (a) results in actual physical damage to the Home or (b) presents an immediate threat to the health or safety of the occupants of the Home.

9.9 **Heavy Furnishings and Equipment**. Prior to moving or installing heavy furnishings, equipment or other items (which may include, without limitation, waterbeds, safes, exercise equipment, large fish tanks, pianos, pool tables and spas) into the Home, including any attic space, balcony or deck, Buyer should consult a structural engineer to confirm any heavy items will not damage, overload, or exceed the structural design of, the flooring system, stairs or other portions of the Home. Buyer should not overload any portion of the Home, including stairs, balconies and decks, by over occupancy (too many people). Seller will not be responsible for any damages, loss or injuries arising out of heavy items in, or over occupancy of, any part of the Home.

10. **DEFAULT AND REMEDIES**.

10.1 **Buyer's Default**. Buyer will be in default under this Agreement if Buyer (i) notifies Seller or any employee of Seller, orally, electronically or in writing, that Buyer will not complete the purchase of the Property or will not perform any other obligation of Buyer set forth in this Agreement; or (ii) breaches any covenant or agreement of Buyer or otherwise fails to perform any obligation of Buyer under this Agreement or any addendum hereto as and when due. In addition to any rights and remedies provided to Seller elsewhere in this Agreement, upon a default by Buyer under this Agreement, Seller may, at its sole discretion, terminate this Agreement by delivering written notice of termination to Buyer and thereupon:

a. Seller will have no further obligation to Buyer under this Agreement, Buyer will have no further right, title, or interest in or to the Property, and Seller will be entitled to sell the Property to another party; and

b. Seller will be entitled to receive all Deposits made by Buyer as liquidated damages to Seller as a result of Buyer's default.

The amount of liquidated damages is intended as a reasonable estimate of Seller's actual damages, and not as a penalty, resulting from Buyer's default due to the difficulty and uncertainty in estimating or ascertaining, as of the date Buyer signs this Agreement, the actual damages Seller may suffer from Buyer's default, which damages will include without limitation the cost of administering this Agreement and the cost to take the Property off the market while this Agreement remains in effect. In each instance where this Agreement permits Seller to receive Buyer's Deposits as liquidated damages, Buyer will be deemed to have waived all challenges to the enforceability of such provision. This waiver includes, without limitation, any contention that the liquidated damages provision constitutes an unenforceable penalty, or that the liquidated damages do not bear a reasonable relationship to Seller's actual damages.

Upon receiving Seller's notice of termination, Closing Agent will be entitled to rely on such notice, without further documentation or authorization of any kind, that this Agreement has been terminated, that Seller is entitled to receive all Deposits, and that Buyer has no further right, title, or interest in the Deposits or the Property. No party may bring an action against or seek damages from Closing Agent for, nor will Closing Agent be liable for, any action taken by Closing Agent in accordance with this subsection and the instructions herein. Buyer agrees Seller will not waive any right to terminate this Agreement or receive the Deposits due to a default by Buyer because Seller delays or fails to enforce such rights.

10.2 **Seller's Default**. Seller will be in default under this Agreement if Seller fails to perform any obligation of Seller under this Agreement or any addendum hereto as and when due. Upon a default by Seller, Buyer may, as Buyer's sole and exclusive remedies, (i) terminate this Agreement and, if the Closing has not occurred, receive a return of the Deposits paid by Buyer (together with interest earned thereon, if required by law), and/or (ii) seek recovery against Seller of Buyer's actual damages by filing an arbitration action as provided in Section 12 below. Notwithstanding the preceding sentence and except as provided in this subsection below, Seller will not be liable for any special, indirect, consequential or punitive damages, including, without limitation, any damages based on a claimed decrease in the value of the Property, even if Seller has been advised of the possibility of such damages. Any assertion of alleged defaults after Closing will be governed by, among other provisions, Sections 9 and 12. Notwithstanding any provision to the contrary in this Agreement, if Seller's default is based upon Seller's failure to complete the Home within the time period provided in Section 7.3 (Construction; Timing/Completion of the Home), then Buyer will have the right to seek all available remedies at law or in equity, without limitation, as a result of such failure.

11. INFORMATION SHARING TO FACILITATE HOME SALE; THIRD PARTY SERVICES. Many companies besides the homebuilder are involved in the sale of a home, such as the community developer, title companies, lenders and HOA management companies. To facilitate the construction of the Home and sale of the Property to Buyer, Seller may share this Agreement and information contained in this Agreement, including Buyer's name and contact information, with Seller's affiliates and other third parties, which may include, without limitation, design and option center operators, the developer of the Community, title companies, escrow agents, lenders, HOA management companies and governmental authorities and their agents. Seller may also share that information with companies that may offer goods and services to home buyers or may survey buyers about their experience in purchasing a home. Buyer agrees Seller may share such information as described above, and agrees those third parties may contact Buyer using Buyer's contact information to facilitate the Home purchase transaction or to offer their goods and services; but Buyer is under no obligation to purchase or receive any goods or services such parties may offer. Seller may receive referral fees or other compensation from such third parties where permitted by law. Seller is not responsible for the acts of any such parties or any promises, claims, products or services of such parties. More information regarding how Seller may use or share information pertaining to Buyer or this Agreement may be found at www.pulte.com/legal/privacy-policy.

12. ARBITRATION.

Agreement to Arbitrate Disputes

This Agreement provides that all Disputes (defined below) between Seller and Buyer will be resolved by BINDING ARBITRATION. This means both Seller and Buyer GIVE UP THE RIGHT TO GO TO COURT OR TO A JURY to assert or defend rights under this Agreement (EXCEPT for matters that may be taken to SMALL CLAIMS COURT as provided below). Seller's and Buyer's rights will be determined by a NEUTRAL ARBITRATOR and NOT by a judge or jury. Seller and Buyer are entitled to a FAIR HEARING, but the arbitration procedures are simpler and more limited than the rules applicable in a court. Arbitrator decisions are as enforceable as any court order and are subject to very limited review by a court. For more information, read the provisions regarding arbitration below, review the American Arbitration Association's Home Construction Arbitration Rules and related information at www.adr.org, call the American Arbitration Association at 1-800-778-7879, and consult an attorney if you so choose.

12.1 Agreement to Arbitrate Disputes. Seller prides itself on having many satisfied customers. However, if Seller and Buyer are unable to resolve a dispute relating to this Agreement or the Property, the parties believe it is best to have a fair and efficient way to resolve that dispute. Accordingly, Buyer and Seller agree that any controversy, claim or dispute that arises out of or is related to this Agreement or the Property (including without limitation any claims for breach of contract, death, personal injury, property damage, defective design or construction, negligence, misrepresentation and fraud), whether arising before or after Closing (collectively, **"Disputes"**), shall be resolved through binding arbitration. The arbitrator's decision shall be final and binding, subject to appeal as described below. Alternatively, if the Dispute does not exceed the maximum jurisdictional amount for a small claims court in the state where the Property is located, then Buyer or Seller may elect to have the Dispute resolved in a small claims court rather than by binding arbitration (however, any appeal of a small claims court judgment must be resolved through arbitration in accordance with this Section 12). Disputes subject to arbitration under the Home Warranty shall be arbitrated in accordance with the terms and conditions of the Home Warranty.

12.2 Applicable Law. The parties acknowledge this Agreement evidences a transaction involving interstate commerce because, among other reasons, this Agreement is for the construction of a home involving the incorporation of materials manufactured in states other than where the Property is located and interstate commerce was used to purchase and transport materials used in the construction. The Federal Arbitration Act (the **"FAA"**) shall govern the interpretation and enforcement of this provision. The agreements in this Section 12 shall survive the termination of this Agreement, the Closing of the purchase of the Property and/or the default of either party. Even if a part of these arbitration provisions is determined to be unenforceable under applicable law, the remainder shall survive, and the parties shall remain obligated to resolve disputes through binding arbitration as set forth herein.

12.3 Arbitrator – American Arbitration Association. The arbitration shall be conducted before an arbitrator appointed by the American Arbitration Association (the **"AAA"**). If the AAA declines to arbitrate a dispute, or if the AAA is not available, the parties will agree to an alternative arbitrator, or have a court appoint a new arbitrator who meets the qualification criteria of an AAA-trained arbitrator. With respect to a Dispute pertaining to a construction issue that is not subject to arbitration under the Home Warranty, the arbitrator shall have at least ten years of construction arbitration experience.

12.4 Arbitration Rules. The arbitration shall proceed in accordance with the AAA's rules applicable to the Dispute. With respect to any portion of the Dispute pertaining to a construction issue that is not subject to arbitration under the Home Warranty, the arbitration shall proceed in accordance with the AAA's Home Construction Arbitration Rules. If those rules have been repealed or replaced at the time the arbitration claim is filed, the AAA's rules then most applicable to residential construction shall apply. However, Seller will be entitled to visually inspect and perform testing as to any component claimed to have a construction defect and no AAA rule shall apply if it is inconsistent with the provisions of this Agreement.

12.5 Additional Parties or Claims. Any Dispute involving claims against Seller's parent, subsidiaries, successor entities, future acquired entities or affiliated companies or any of their respective officers, directors, agents, employees, or representatives also shall be resolved through binding arbitration as set forth herein. Buyer and Seller agree that this arbitration agreement inures to the benefit of those parties. Further, either Buyer or Seller may join as a party to the arbitration any third party consultant, contractor, supplier, manufacturer, engineer, architect or other professional involved in the manufacture, design or construction of any part of the Property. Except as provided above, the parties agree that any arbitration shall be between only Buyer and Seller and shall not be joined or consolidated with the claims or arbitration of any other party unless specifically agreed to in writing by Buyer and Seller, and agree the arbitrator is not authorized to permit any consolidation or joinder with any other party. Buyer waives the right to institute or participate in a class or any other type of representative arbitration or any type of legal action as a member or representative of a class for any Disputes and agrees the arbitrator is not authorized to permit any class or representative arbitration.

12.6 Arbitration Process. Buyer or Seller shall begin the arbitration process by filing a demand for arbitration with the AAA and serving a copy of the demand on the other party. The failure to initiate arbitration at any particular time shall not be considered a waiver of the right to compel arbitration of a Dispute. The only way this right to arbitrate claims may be waived is by a written agreement among the parties. To the extent not inconsistent with the FAA, all provisions of this paragraph are subject to the general qualification that state laws, requirements and rules, including, but not limited to, state filing limitations (such as statute of limitations and statutes of repose), may affect how and when arbitration may be initiated and administered. The following is a brief description of the steps to initiate arbitration and the arbitration process:

(a) Step 1 – Filing a Request. The party initiating arbitration must notify the AAA in writing of the request for arbitration under the terms of this Agreement. If Seller initiates arbitration, Seller will pay the AAA's filing fee. If Buyer initiates arbitration, Buyer will pay the lesser of 1/2 of the AAA filing fee or the amount provided by the AAA rules and Seller will pay the other 1/2 or remainder. All other AAA arbitration fees and costs shall be paid in accordance with the applicable AAA fee schedule.

(b) Step 2 - Hearing. The arbitration will be held at a location agreed to by the parties, usually in the metropolitan area where the Property is located. The hearing typically will be scheduled by the arbitrator at a time mutually agreeable to all parties. At the hearing, the arbitrator will hear and consider evidence presented by all parties. If a party timely notifies the AAA of a request for a record of the hearing prior to the earlier of the hearing date or the date in the AAA's rules, if specified, the arbitrator will preserve all evidence presented at the arbitration. Oral evidence will be preserved in a manner that

it can be converted into a written transcript. The costs of the record will be paid by the party requesting the record or shared equally among the parties requesting a copy.

(c) Step 3 - Award. The arbitrator's award will decide the relief to be awarded and, if the Dispute relates to a construction issue that is not subject to arbitration under the Home Warranty, and if requested by a party, the scope and manner of correction. The arbitrator's award shall be consistent with this Agreement, based on applicable law (except to the extent the FAA overrides and preempts state, local or other law), and shall include findings of fact and conclusions of law. If permitted by the AAA rules, either party may request a written explanation of the award. Each party shall bear its own attorney's fees and expenses (including without limitation the costs and fees of any expert witnesses) in the arbitration, any confirmation proceeding and any appeal. Arbitrator compensation, expenses, and administrative fees (which include filing and hearing fees) shall not be subject to reallocation.

(i) Appeal. Each party shall have the right to appeal the arbitrator's award to the AAA by filing a written notice with the AAA (with a copy to the other party) within 30 days of the date of the arbitrator's award. The party appealing the award shall pay the fees necessary to initiate the appeal. If both sides appeal, the fees shall be split 50/50. The notice of appeal must include the specific items the party seeks to change in the award and the supporting facts and law. The appeal shall be heard by a panel of three arbitrators from the AAA. The appeal shall be conducted in accordance with the applicable rules of the AAA and provisions of this Section as if the claim was being initially filed with the AAA, except that: (i) the only issues to be determined on appeal are the issues described in the notice of appeal and any issues raised by the non-appealing party in response to the issues in the notice of appeal, (ii) the arbitrators' award on appeal shall be final, binding and non-appealable, and (iii) no new evidence shall be accepted or considered by the arbitrators.

(ii) Award after Appeal. The award of the arbitrator shall be final, subject to appeal as provided above. If a notice of appeal from the initial hearing is not received by the AAA within 30 days after the date of the initial award, then the initial award shall be final. Once the award is final, it will be binding on and enforceable against the parties, except as modified, corrected, or vacated according to the applicable arbitration rules and procedures or to the extent not inconsistent with the FAA or applicable state law. Either party may present the final award to any court having jurisdiction over the Dispute to enter that award as a judgment of the court.

(d) Step 4 - Repairs. To the extent the award pertains to a construction issue that is not subject to arbitration under the Home Warranty and requires Seller to make repairs, then unless designated otherwise in the award (and unless appealed), Seller will, within 10 days after a final award, elect to either perform the correction awarded by the arbitrator or, at Seller's option, pay Buyer the reasonable cost of such correction. If Seller elects to perform a correction under an award, Seller will complete the correction within 60 days after a final award or as may be specified by the arbitrator. If the correction cannot be completed in that time, the arbitrator must grant reasonable additional time to make the correction. If Buyer believes that the correction was not performed satisfactorily or in a timely manner, Buyer may have those issues determined in a later arbitration. If the cost of correction is not specified in the award and Seller elects to pay Buyer the reasonable cost of the correction, Buyer may have the amount of that payment reviewed in a later arbitration.

12.7 Expenses. Except as stated above, each party shall bear its own attorney's fees and other expenses incurred in connection with a Dispute. However, if a party to this Agreement files a court action in violation of this Section 12 and the other party is required to compel arbitration by filing a motion with the court, the court shall award the moving party its court costs and reasonable attorneys' fees incurred in connection with the motion.

Buyer's Initials:	Initial JT					
	Arrived Holdings INC and/or Assigns Jeff Talbert					

13. GENERAL.

13.1 Binding Agreement; Assignment. This Agreement is binding upon Buyer and Seller and their respective heirs, executors, administrators and successors. This Agreement may not be assigned by Buyer without the written consent of Seller. Any attempted assignment by Buyer without Seller's written consent shall be of no force or effect.

13.2 Multiple Buyer Parties. If "Buyer" under this Agreement includes more than one person or entity, then each person signing as a Buyer party will be jointly and severally liable hereunder for the obligations and actions of each Buyer party. Seller will have the right to rely on the signature of any Buyer party as having the authority to bind all Buyer parties with respect to all matters relating to this Agreement. Any communication from a Buyer party, orally, electronically or in writing, will be binding on all Buyer parties. No Buyer party may use the failure of one or more Buyer parties to join in the execution of an amendment or other document as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this section.

13.3 Notices. Except as otherwise set forth in this Agreement, all notices must be in writing and must be given by (a) hand delivery or courier service, (b) mail (registered, certified, or first class, with postage pre-paid), or (c) overnight delivery service, addressed to Buyer or Seller at the address for the applicable party in Section 1 of this Agreement. Notices sent by mail will be deemed to be given and received 3 days after deposit in a post office or official depository of the United States postal service. Notices sent by hand delivery, courier service or overnight delivery service will be deemed given and received upon actual or first attempted delivery of the notice. If "Buyer" under this Agreement includes more than one person or entity, then notice to any Buyer party will constitute notice to all Buyer parties.

13.4 Time of the Essence. Time is of the essence for every provision of this Agreement, including without limitation Buyer's performance of all of Buyer's obligations to close the purchase of the Property on the Closing Date.

13.5 Buyer's Performance. Buyer understands that Seller will construct the Home using Seller's standard construction and contract processes and procedures. Buyer agrees to: (i) make choices or take other actions required of Buyer under this Agreement within the indicated time frames; (ii) communicate with Seller's designated representatives to perform certain aspects of this Agreement, such as Seller's designated field manager, sales consultant, closing administrator or other representatives of Seller; (iii) not engage in harassing, abusive, foul, threatening, offensive or otherwise inappropriate behavior towards Seller's personnel or contractors; (iv) communicate Buyer's acceptance or approval of work which complies with this Agreement or the plans and specifications referenced herein; and (v) not take any action that impedes, obstructs or interferes with the performance of Seller under this Agreement. After Closing, if Buyer requests service under the Home Warranty, Buyer will provide Seller's personnel and contractors with access to the Home during Seller's normal working hours and cooperate with them during the process of investigating and, if applicable, correcting the warranty issue. If Buyer or other occupants of the Home impede, obstruct or interfere with the efforts of Seller's personnel or contractors to provide warranty service, or engage in harassing, abusive, foul, threatening, offensive or otherwise inappropriate behavior towards Seller's personnel or contractors, then Seller will be relieved from its obligation to provide such warranty service.

13.6 Agency. Seller's sales consultants and other employees solely represent Seller. If Buyer has engaged any real estate agent, broker or other party to represent Buyer in this transaction, Buyer will be solely responsible for compensating such party, unless and to the extent Seller has agreed in writing to compensate such party.

13.7 Independent Contractors. Buyer understands Seller may refer Buyer to vendors or companies who provide real estate or other services designed to assist Buyer in purchasing or moving into the Home or with services related to the Home. Those companies are independent contractors and are not affiliated with Seller or its affiliates. Any warranties or representations for such services are warranties and representations given by the independent contractors only and not by Seller or its affiliates. Seller will not be responsible for the quality of any products or services provided by those companies.

13.8 **Dates**. If the final day of a period or date of performance under this Agreement falls on a Saturday, Sunday or federal holiday, then the final day of any such period or date of performance will be deemed to be the next day which is not a Saturday, Sunday or federal holiday.

13.9 **No Investment Representation.** None of Seller's employees or representatives is authorized to make any representation regarding economic benefits to be derived from this transaction. Economic benefits to be derived from purchasing a home will vary depending upon many factors, including market conditions and individual circumstances. Buyer may not rely on any statement made by any employee or representative of Seller regarding economic benefits of buying a home, but should instead rely only upon Buyer's own judgment and the advice of Buyer's attorneys, accountants and other advisors.

13.10 **Invalid Provisions**. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and the remainder of this Agreement shall remain in full force and effect and shall be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part of this Agreement. In lieu of any such illegal, invalid or unenforceable provision, there shall be deemed added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

13.11 **Amendments; No Waiver**. This Agreement may be amended or modified only by a written instrument executed by Buyer and an authorized agent of Seller (Buyer understands Sales Consultants and Field Managers are not authorized employees of Seller to execute amendments). Except as stated in this Agreement, no party shall be deemed to have waived any provision of this Agreement unless such waiver is stated in writing and signed by the party against whom enforcement of the waiver is sought. The waiver of a breach of any provision of the Agreement shall not constitute a waiver of that provision or a waiver of a future breach of that or any other provision.

13.12 **Governing Law/Venue**. Any arbitration or litigation arising out of this Agreement shall be conducted in the state, county and city in which the Property is located and shall apply the law of the state in which the Property is located.

13.13 **Counterparts; Electronic Execution**. This Agreement may be executed in counterparts, all of which together will constitute this Agreement. This Agreement may be signed and transmitted electronically; the signature of any person on an electronically transmitted copy hereof will be considered an original signature; and an electronically transmitted copy hereof will have the same binding effect as an original signature on an original document. No party may raise the use of electronic mail or the fact that any signature was transmitted by electronic mail or other electronic means as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this section.

13.14 **No Recordation**. Neither this Agreement or a memorandum or other notice of this Agreement may be recorded in the land records or other public records of the jurisdiction in which the Property is located or any other jurisdiction. This subsection is a specific directive to the officials of such jurisdiction not to record this Agreement or a memorandum or other notice of this Agreement.

14. COMMUNITY DOCUMENTS. The documents marked below are **"Community Documents"** that apply to the Property and have been provided to Buyer or made available for Buyer's review prior to Buyer's execution of this Agreement.

[X] Articles of Incorporation of Community/Homeowners Association
[X] Bylaws of Community/Homeowners Association
[X] Declaration of Covenants, Conditions and Restrictions for Community/Homeowners Association
[ ] Supplemental Declaration
[ ] Condominium Declaration
[ ] Acknowledgment of Assessments
[ ] Club Membership Documents
[ ] Design Guidelines
[ ] Golf Course Disclosure
[ ] ______________________

Buyer's Initials:	Initial JT					
	Arrived Holdings INC and/or Assigns Jeff Talbert					

If documents marked above indicate the Property is subject to a declaration, indenture or covenants for a community, homeowners or condominium association (**"Association"**), then Buyer agrees that by accepting title to the Property Buyer will be obligated to be a member of the Association and agrees that Buyer and the Property will be subject to the bylaws, rules, restrictions, obligations, encumbrances and other terms and conditions contained in the Community Documents pertaining to the Association and in the Association's other governing documents referred to in the Community Documents. Buyer understands the Association has the right to charge the owner of the Property for assessments and other charges as provided by the Association's governing documents. Those charges may include, without limitation, transfer fees, resale certification fees, capitalization charges and reserve contributions. Certain charges may be due by Buyer at Closing.

15. ADDENDA. Buyer acknowledges that, prior to Buyer's execution of this Agreement, Buyer received or Buyer had the opportunity to review each of the documents marked below. Each document marked below is considered an "addendum" to this Agreement and is incorporated by reference into and made a part of this Agreement.

Required Addenda and Disclosures:

[X] Affiliated Business Arrangement Disclosure (Mortgage)
[X] Affiliated Business Arrangement Disclosure (Insurance)
[X] Affiliated Business Arrangement Disclosure (Title)
[X] Affiliate Incentive Addendum
[X] Beware of Cybercrimes
[X] Financing Addendum
[X] Floor Plan, Elevation and Features List for Home
[X] Summary of Important Dates
[X] Job Initiation Order/Change Order

Additional Addenda:

[ ] Acknowledgement of No Solicitation
[ ] Age Verification Addendum
[X] Building Inspection Addendum
[ ] Cash Incentive Addendum
[ ] Cash Prepayment Discount Addendum
[X] Commission Agreement and Certification
[X] Community Disclosure Addendum
[ ] IRS 1031 Exchange
[ ] Lot Not Owned Addendum
[ ] Model Home Sale Addendum
[ ] Nonresident Addendum – California Residents
[ ] Nonresident Addendum – New Jersey Residents
[ ] Nonresident Addendum – New York Residents
[X] Notice of Assumed Name

[ ]	Condominium Addendum	[X]	Radon Testing
[ ]	Contingency Addendum	[X]	Smart Home Components Addendum
[ ]	FHA Addendum	[X]	Started/Completed Home Addendum
[X]	Home Energy Ratings Addendum	[ ]	VA Addendum
[ ]	Home Equity Conversion Mortgage Amendment	[ ]	______________________
[ ]	______________________	[ ]	______________________

Buyer's Initials:	Initial JT					
	Arrived Holdings INC and/or Assigns Jeff Talbert					

16. THIS AGREEMENT; ENTIRE AGREEMENT. The term "this Agreement" as used herein means this Home Purchase Agreement, the JIO, each addendum and other document incorporated by reference into this Home Purchase Agreement, and any amendment hereafter executed by Buyer and Seller. This Agreement constitutes the entire agreement and understanding between Buyer and Seller and neither Buyer nor Seller will be bound by any understanding, statement, agreement, promise or representation, express or implied, written or oral, which is not expressly set forth in this Agreement. Buyer has listed below any understanding, agreement, promise or representation by Seller or its employees or representatives that is not specifically stated in this Agreement and upon which Buyer is relying in purchasing the Property:

[X] None.

[ ] The following additional understandings, promises or representations should be set forth in this Agreement:

____

Initials:	Initial JT						DS AT
	Arrived Holdings INC and/or Assigns Jeff Talbert						Seller

17. SELLER'S SIGNATURE REQUIRED; LEGALLY BINDING AGREEMENT. THIS AGREEMENT WILL NOT BE BINDING UNTIL EXECUTED BY BUYER AND AN AUTHORIZED EMPLOYEE OF SELLER (SELLER'S SALES CONSULTANTS ARE NOT AUTHORIZED EMPLOYEES TO EXECUTE THIS AGREEMENT OR ANY AMENDMENT OR ADDENDUM HERETO). BUYER SHOULD READ AND UNDERSTAND ALL PROVISIONS BEFORE SIGNING. IF BUYER DOES NOT UNDERSTAND ANY PROVISION, BUYER SHOULD SEEK LEGAL ADVICE.

BUYER:

Signed by: Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...

Arrived Holdings INC and/or Assigns Jeff Talbert	2/11/2025 Date	______________	Date
______________	Date	______________	Date
______________	Date	______________	Date

SELLER: Pulte Homes of Ohio, LLC

DocuSigned by: Ann Thompson
6E1B22F8521A4A0...

By: ______________________

Its: Authorized Agent

Date: 2/12/2025

Equal Housing Opportunity

"We are pledged to the letter and spirit of U.S. policy for the achievement of equal housing opportunity throughout the Nation."

CHANGE ORDER

Arrived Holdings INC and/or Assigns Jeff Talbert - Timber Creek - 11900

CHANGE ORDER INFORMATION
Created Date: **02/10/2025**
Number: **0**
Type: **Spec Customer**

BUYER INFORMATION
Buyer: **Arrived Holdings INC and/or Assigns Jeff Talbert**
Home Phone : **(313) 648-1189**
Email : **Jeff@arrived.com**
Current Address: **1700 Westlake Ave N Suite 200**
Seattle, Washington 98109

AGREEMENT INFORMATION
Agreement ID: **PHD0173688**
Agreement Created Date: **02/10/2025**
Approved Date:
Community: **Timber Creek**
Phase:
Garage: **Left**
Plan Name: **Hampton**
Plan ID: **2024**
Elevation: **HR3S**
Lot / Block:

Lot Address: **3600 Chaparral Court**
Louisville, KY 40229

SALES CONSULTANT: **Douglas Schneider**
DESCRIPTION: **Spec Buyer**

OPTION SELECTIONS SUMMARY

EXTERIOR : CURB APPEAL

ELEVATION	**HR3S**	**QUANTITY: 1**	**$0.00**
COLOR SCHEME	**Exterior Color Scheme**	**QUANTITY: 1**	**$0.00**

SIDING COLOR: **Vinyl Siding: Natural Linen**
VINYL ACCENT SIDING: **Vinyl Accent Siding: Platinum Gray**
BRICK COLOR: **Benton**
GARAGE DOOR COLOR: **Extra White - SW 7006**
EXTERIOR TRIM COLOR: **Extra White - SW 7006**
GUTTER COLORS: **Extra White - SW 7006**
DOOR COLOR: **Inkwell**
SHUTTER COLOR: **Shutters: Black**

ROOMS : FLOORPLAN

ROOM CONFIGURATION 1	**Included Slab Foundation**	**QUANTITY: 1**	**$0.00**
ROOM CONFIGURATION 4	**Interior Color Package 5**	**QUANTITY: 1**	**$0.00**

MASON CHROME: **BATH ACCESSORIES: Mason Bath Accessories**
PAINT: **NATURAL CHOICE: Natural Choice - SW 7011**

SPEC CUSTOMER CHANGE ORDER

Arrived Holdings INC and/or Assigns Jeff Talbert - Timber Creek - 11900

CHANGE ORDER INFORMATION
Created Date: **02/10/2025**

BUYER INFORMATION
Buyer: **Arrived Holdings INC and/or Assigns Jeff Talbert**

AGREEMENT INFORMATION
Agreement ID: **PHD0173688**
Agreement Created Date: **02/10/2025**
Approved Date:

OPTION SELECTIONS SUMMARY

DOOR HARDWARE: **STRATUS KNOB: Stratus Door Knob Satin Nickel**
KITCHEN FAUCET: **ARBOR PULLDOWN SPRAYER: Arbor - 7594C**
KITCHEN SINK: **UNDERMOUNT DOUBLE BASIN SINK: 60/40 Sink**
KITCHEN COUNTERTOPS: **DALLAS WHITE GRANITE: Dallas White Pol 2CM Granite**
LVP: **DARK ELM: Essex - Dark Elm**
CARPET: **SILVER MIST: Slider 2 - Silver Mist 00540**
SHEET VINYL: **TAVERN: Tavern Vinyl 532**
BATHROOM COUNTERTOP: **CULTURED MARBLE: Cultured White Marble Sink**
BENTON CABINETS: **STONE GRAY OR WHITE: Benton White**

ROOMS : KITCHEN

APPLIANCE PACKAGES	**Included Appliance Package**	**QUANTITY: 1**	**$0.00**

FINISHES : SMART HOME

SMART HOME PACKAGE	**Ring Video Doorbell & Honeywell T10 Thermostat**	**QUANTITY: 1**	**$0.00**

SMART HOME: **Ring Video Doorbell & Honeywell T10 Thermostat**

ADJUSTMENTS TO PRICE

NAME	DESCRIPTION	AMOUNT
Quick Move-In Incentive	Sales Incentive	($22,990.00)
ADJUSTMENTS TO PRICE TOTAL		**($22,990.00)**

SPEC CUSTOMER CHANGE ORDER

Arrived Holdings INC and/or Assigns Jeff Talbert - Timber Creek - 11900

CHANGE ORDER INFORMATION
Created Date: **02/10/2025**

BUYER INFORMATION
Buyer: **Arrived Holdings INC and/or Assigns Jeff Talbert**

AGREEMENT INFORMATION
Agreement ID: **PHD0173688**
Agreement Created Date: **02/10/2025**
Approved Date:

PRICING INFORMATION

Base Price	$347,990.00
Lot Premium	$5,000.00
Options	$0.00
Adjustments to Price	($22,990.00)
TOTAL PURCHASE PRICE	**$330,000.00**

Federal Housing Administration Amendatory Clause

If Buyer has elected to finance all or any portion of the purchase of the Property using a mortgage insurance by the Department of Housing and Urban Development ("HUD"), it is expressly agreed that notwithstanding any other provisions of the Agreement, the Buyer shall not be obliged to complete the purchase of the Property described herein or to incur any penalty by forfeiture of earnest money deposit or otherwise unless the Buyer has been given, in accordance with HUD/FHA or VA requirements, a written statement by the Federal Housing Commissioner, Department of Veteran Affairs, or a Direct Endorsement lender setting forth the appraised value of the Property of not less than the Total Purchase Price set forth in this CO. The Buyer shall have the privilege and option of proceeding with the consummation of the Agreement without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage HUD will insure. HUD does not warrant the value or the condition of the Property. Buyer should satisfy himself/herself that the price and condition of the Property are acceptable.

Department of Veterans Affairs Amendatory Clause

If Buyer has elected to finance all or any portions of the purchase of the Property using a mortgage insured by the Department of Veterans Affairs ("DVA"), it is expressly agreed that, notwithstanding any other provisions of the Agreement, Buyer shall not incur any penalty by forfeiture of earnest money deposit(s) or otherwise be obliged to complete the purchase of the Property described herein, if the Total Purchase Price or cost exceeds the reasonable value of the Property established by the DVA. Buyer shall, however, have the privilege and option of proceeding with the consummation of the Agreement without regard to the amount of the reasonable value established by the DVA. (Authority: 38 U.S.C. 501.3703(c)(1)).

This Change Order (CO) amends and supplements that Home Purchase Agreement date 02/10/2025 between Buyer and Seller for the Property described above. Terms set forth in this CO shall have the same meaning as defined in the Agreement. In the event there is a conflict between the terms set forth herein and the agreement, this CO shall prevail. This CO and the Agreement contain the complete agreement of Buyer and Seller. All other terms and conditions of the Agreement (as may be amended by another addendum or amendment) remain unchanged.

IMPORTANT: THIS CO IS NOT BINDING UNTIL EXECUTED BY SELLER.

SPEC CUSTOMER CHANGE ORDER

Arrived Holdings INC and/or Assigns Jeff Talbert - Timber Creek - 11900

CHANGE ORDER INFORMATION
Created Date: **02/10/2025**

BUYER INFORMATION
Buyer: **Arrived Holdings INC and/or Assigns Jeff Talbert**

AGREEMENT INFORMATION
Agreement ID: **PHD0173688**
Agreement Created Date: **02/10/2025**
Approved Date:

BUYER

Signed by:
Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...
2/11/2025

Arrived Holdings INC and/or Assigns Jeff Talbert 02/10/2025

ACCEPTED BY SELLER

DocuSigned by:
Ann Thompson
6E1B22F8521A4A0...
2/12/2025

Authorized Agent 02/10/2025

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900
Timber Creek 7262

HPA No. PHD0173688

SMART HOME COMPONENTS ADDENDUM

This Addendum amends and supplements that Home Purchase Agreement dated 2/10/2025 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this Addendum has the meaning given to that term in the Agreement. If there is a conflict between the terms of this Addendum and the Agreement, this Addendum will prevail.

Buyer has selected a Smart Home Option for Buyer's Home, which will include one or more Smart Home Components. Buyer understands and agrees:

1. Seller will install the Smart Home backbone in the Home prior to Closing. The Smart Home backbone will include a standardized enclosure for the network hub, a conduit to connect to the external network, a Cat6 or RG6 wired connection to the family room, and Cat6 wiring to any pre-determined wireless access point locations.
2. Some Smart Home Components may not be installed at the time of Closing. Smart Home Components installed before Closing may not be fully operational as they will be connected to the Home network after Closing by a third-party service company selected by Seller (the **"Service Company"**).
3. Buyer will be required to first arrange for internet service to the Home using a provider of Buyer's choosing. Buyer will be responsible for all costs for internet connection and service to the Home and determining Buyer's speed and data requirements.
4. After Closing and the installation of internet service to the Home, Buyer will be required to contact the Service Company to schedule the installation and configuration of the Smart Home Components. Buyer must contact the Service Company within 90 days after the Closing Date to schedule the installation.
5. Buyer, with the help of the Service Company, will be responsible for configuring all Smart Home Components and network settings, including without limitation, security settings and features, and for securing any additional equipment or services that Buyer may desire, at Buyer's expense.

This Addendum and the rest of the Agreement constitute the complete agreement between Buyer and Seller regarding the Smart Home Option(s) chosen by Buyer. There are no oral or written agreements between the parties concerning the Smart Home Option(s) except as set forth in the Agreement and this Addendum.

Dated: 2/10/2025

BUYER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...

Arrived Holdings INC and/or Assigns Jeff Talbert	2/11/2025 Date		Date
	Date		Date
	Date		Date

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900 Section:
Timber Creek

HPA No. PHD0173688

STRUCTURAL OPTION AND EXTERIOR COLOR PACKAGE ADDENDUM

This Addendum amends and supplements that Home Purchase Agreement dated 2/10/2025 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this Addendum has the meaning given to that term in the Agreement. If there is a conflict between the terms of this Addendum and the Agreement, this Addendum will prevail.

1. Section 5.1 of the Agreement requires Buyer to select all structural options at the time the Agreement is executed by Buyer.
2. For the purposes of this Agreement, the following are the options that are considered structural options (to the extent such options are available for indiviual house plans or the Community):

   - Elevation
   - Fireplace options / upgrades
   - Tray / Vaulted Ceilings
   - Sunroom / hearthroom
   - Patio, covered patio / porch
   - Optional owner's entry
   - Extensions (gathering room, side extensions, garage extensions)
   - Garage options (optional 3 car garages, optional sideload garages)
   - Garage service door
   - Upgraded patio door
   - Garage pull-down storage access
   - 9' first floor wall height upgrade
   - 9' basement wall upgrade
   - Additional windows (basement block or egress, bay windows, optional transoms)
   - Wrought iron / painted spindles
   - Bathroom options (e.g. additional bathrooms, deluxe owner's bath, expanded showers, convert tub to shower, etc)
   - Rough-in plumbing in basement
   - Finished basement / basement bath
   - Optional den / library / flex room
   - Guest suite options
   - Bonus room / lofts / game rooms
   - Additional bedrooms
   - Gas line rough-in
   - Electrical options (e.g. recessed can lights, pendant lights, bedroom ceiling lights, ceiling fans or rough-ins, etc)
   - Laundry room options (when option relocates laundry room)
   - Utility sink (where applicable)
   - Any structural options shown on brochures - Buyer has reviewed
   - Any structural options otherwise offered in the Community, as determined by Seller

3. If the elevations in the Community are subject to approval by an architecture review board ("ARB") administered by the Community or a governmental entity, Buyer is required to select the exterior color package for the Home within seven (7) days of Buyer signing the Agreement.
4. Buyer acknowledges that not all structural options provided for in this Addendum are available for all floor plans offered in the Community and may not be made available by Seller in the Community. All options and upgrades are offered at the discretion of the seller.

Buyer's Initials:	Initial JT					
	Arrived Holdings INC and/or Assigns Jeff Talbert					

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900
Timber Creek

HPA No. PHD0173688

Exterior Work-Escrow Addendum

This Addendum amends and supplements that Home Purchase Agreement dated 2/10/2025 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used, but not defined in this Addendum, shall have the meaning given to that term in the Agreement. If there is a conflict between the terms of this Addendum and the Agreement, this Addendum will prevail.

1. **Temporary Occupancy Permit**. Due to seasonal and adverse weather conditions, exterior work on the Home and Lot ("**Exterior Work**") may not be completed as of the Closing Date. For the purposes of this Agreement, Exterior Work may mean, depending on the Community the Home is in and options selected in the JIO, exterior work to the home such as concrete flatwork (sidewalks and driveways), driveways, final grading of lots, installation of irrigation systems, landscaping, trees and sod and exterior painting. Many municipalities in the Midwest limit the times of the year when Exterior Work may be completed. Some municipalities will issue temporary occupancy permits to allow the Closing to occur and will issue the final occupancy permit for the Home after the Exterior Work is completed by Seller. If the Exterior Work on the Home cannot be completed due to seasonal or adverse weather conditions or governmental restrictions prohibiting the completion of such work, some third-party lenders may require the Title Company to hold back from Seller at Closing a portion of the Purchase Price to ensure the completion of the Exterior Work by Seller after Closing. Upon the completion of the Exterior Work after Closing, the amount of the Purchase Price held back by the Title Company will be released to the Seller and Buyer agrees to cooperate in providing all documentation and signatures, if any, required by Buyer's lender. The failure to complete Exterior Work prior to the Closing shall not delay Closing so long as an occupancy permit (temporary or final) has been issued for the Home.

2. **Post-Closing/Hold-Back Escrow**. The Title Company shall release to Seller any amounts of the Purchase Price held back at Closing upon Seller's notice to the Title Company that the Exterior Work has been completed with evidence supporting the completion of the Exterior Work, if required. The release of the amounts of the Purchase Price held back at Closing shall not be conditioned upon any other requirements, such as the completion of an appraisal by the lender. Buyer agrees to cooperate with Seller and the Title Company in the release of any portion of the Purchase Price held back at Closing. Any fees or costs incurred by lenders in holding back a portion of the Purchase Price at Closing (including but not limited to re-inspection fees) will not be Seller's responsibility.

3. **Restrictions on Completing Exterior Work**. There are many factors influencing when Exterior Work may be completed that are out of Seller's control. These factors include, but are not limited to, the following:

   a. Road Conditions. State and local governments place weight restrictions on roadways during winter months. Exterior Work will not commence until those road restrictions are lifted, which usually occur in May.

   b. Soil Conditions. Soil must thaw up to 8 feet below the surface prior to beginning any ground work. Clay soils hold frost the longest. Sun and wind speed up the thawing process. The direction of the sun and the wind on the Home will dictate how quickly the soil on the Lot thaws, which may thaw at a different rate than other lots in the Community.

   c. Weather Conditions. Soils must be dry enough to support heavy equipment and to prevent damage to the grade. For example, it may take 3-4 days for clay soils to be dry enough to work on after a rain event.

   d. Municipal Delays. Local municipalities may need to inspect the Exterior Work before the work is deemed complete. Although the Seller may have finished the actual Exterior Work, there may be delays associated with the scheduling and completion of the inspections by the governmental authorities as well as delays in the issuance of the final occupancy permits.

4. **Scheduling the Completion of the Exterior Work**. The timing of when the Exterior Work will be completed on the Home is subject to several factors, including the availability of Seller's contractors to complete the work and the Seller's construction schedules. Exterior Work is completed on a community by community, lot by lot basis as determined by Seller in its sole discretion. The Exterior Work on the Home may be completed after the Exterior Work on a neighboring lot is completed even though the Buyer closed on the Home before a closing occurred on the neighboring lot due to many factors, including but not limited to, the condition of the soil and weather, the availability of resources on any particular day, municipal requirements/delays and Seller's construction scheduling. Some municipalities may require Seller to complete Exterior Work for homes under construction before Exterior Work will be completed on homes completed previously. Seller retains the right to schedule Exterior Work to be completed on the Home in a manner that complies with governmental requirements and in accordance with Seller's construction schedule. **Buyer, by executing this Addendum, acknowledges and understands that the Exterior Work on the Home may be completed after Closing and that the timing for scheduling that work will be determined by Seller in Seller's sole discretion**.

5. **Installation of Irrigation System**. In the event that Buyer elects to install an irrigation system on the Lot that is not within the scope of this Agreement, Buyer hereby acknowledges that the irrigation system cannot be installed until after Seller has submitted, and the City has accepted, an "as-built" survey of the Lot. Buyer also acknowledges that the as-built survey cannot be submitted to the City until after the final grade of the Lot has been completed. Once the as-built survey has been accepted by the City, Seller will immediately install seed or sod and trees, if applicable, subject to appropriate weather conditions. It is Buyer's responsibility to start watering the seed or sod and trees after installation. Seller will not delay the installation of sod, seed or trees to accommodate Buyer's contractor installing an irrigation system on the Lot. Buyer is prohibited from installing an irrigation system prior to Seller's installation of sod or seed on the Lot. If Buyer violates the terms and conditions of this Section 5, then Seller shall not be responsible for re-grading the Lot, any site drainage problems and all applicable warranties for grading and site drainage, if any, will be void.

6. **Temporary Certificates of Occupancy**. In the event that the City has issued a temporary Occupancy Permit due to weather conditions restricting the completion of Exterior Work, the Buyer agrees to cooperate with Seller after Closing and provide access to the Lot to allow Seller to complete the Exterior Work to obtain a final occupancy permit for the Home. In the event that Buyer is responsible for the completion of Exterior Work to allow the issuance of a final occupancy permit on the Home, Buyer shall (a) complete such Exterior Work and obtain the final occupancy permit for the Home by the earlier to occur of September 1st following the Closing or prior to the expiration of the temporary occupancy permit and (b) release and hold Seller harmless from any claims arising from or related to Buyer's failure to obtain the final occupancy permit for the Home. If Buyer fails to provide reasonable access to the Lot or prevents Seller from accessing the Lot after Closing to permit the completion of the Exterior Work, then such actions shall be deemed a Buyer's default under this Agreement.

7. **Survival**. The terms and conditions of this Addendum shall survive Closing.

Dated: 2/10/2025

BUYER:

Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...

Arrived Holdings INC and/or Assigns Jeff Talbert	2/11/2025 Date		Date
	Date		Date
	Date		Date

SELLER:
Pulte Homes of Ohio, LLC

DocuSigned by:
Ann Thompson
6E1B22F8521A4A0...

By: ______________________ 2/12/2025
Its Authorized Agent Date

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Lot: 11900
Address: 3600 Chaparral Court
Timber Creek

HPA No. PHD0173688

FINANCING ADDENDUM

This Addendum amends and supplements that Home Purchase Agreement dated 2/10/2025 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this Addendum has the meaning given to that term in the Agreement. If there is a conflict between the terms of this Addendum and the Agreement, this Addendum will prevail.

1. **PAYMENT**. Buyer elects to pay the Total Purchase Price as follows ***(choose one):***

   [X] **Cash** - Buyer will pay cash for the Property. Within 5 business days of a request by Seller, Buyer agrees to provide Seller evidence that Buyer will have the cash required to Close the purchase of the Property on the date Seller reasonably anticipates that Closing will occur.

   [ ] **Mortgage Loan** - Buyer will obtain the following type of mortgage loan for the Property ***(choose one):***

   [ ] CONV [ ] FHA [ ] VA

2. **LENDER**. If Buyer has selected above that Buyer will obtain a mortgage loan, then Buyer selects the following lender from which Buyer will seek a loan ***(choose one)***:

   [ ] **Pulte Mortgage** - Seller encourages buyers to use Seller's affiliated mortgage company, Pulte Mortgage, LLC (**"Pulte Mortgage"**). Seller's experience has shown that using Pulte Mortgage enables a smooth and timely closing. Buyer acknowledges that Seller disclosed to Buyer that (i) Pulte Mortgage is a company affiliated with Seller, (ii) Buyer is not obligated to use Pulte Mortgage, although Seller may offer certain incentives to Buyer if Buyer chooses to use Pulte Mortgage to finance the purchase of the Property, and (iii) Buyer is entitled to choose a lender of Buyer's own selection. By checking this box, Buyer authorizes Seller to share Buyer's information with Pulte Mortgage so Pulte Mortgage may provide financing information to Buyer. Buyer may change his or her mind at any time and withdraw Buyer's consent for Seller to share Buyer's information with Pulte Mortgage by providing notice as follows which will be effective 5 business days after receipt:

   MAIL: Pulte Opt Out, P.O. Box 5278, Denver, CO 80217-5278; or
   EMAIL: [redacted]

   Please include "Pulte Opt Out" in the subject line of your email. Please include your name, contact information and the "HPA No." (appears in the upper right hand corner of this page) in your mail or email notice.

   [ ] **Other lender** (provide information below):

   Name:
   Address:
   Phone/Email:
   Contact Person:

3. **LOAN APPLICATION AND APPROVAL**. If Buyer has selected above that Buyer will obtain a mortgage loan, then Buyer shall apply for a loan and seek loan approval as follows:

   a. **Loan Application**. Within 3 days after the date Buyer executes this Addendum, Buyer shall submit an application to Buyer's lender selected above for any loans desired by Buyer (collectively, the **"Loan Application"**). Buyer agrees to provide Buyer's lender with all supporting documentation requested by the lender within 3 days after such request.

   b. **Notice of Conditional Loan Approval**. Buyer shall use good faith efforts to obtain as soon as possible a written statement from Buyer's lender stating Buyer has been approved for a loan in the amount requested by Buyer pursuant to the Loan Application and specifying all conditions necessary for the lender to fund the loan (**"Notice of Conditional Loan Approval"**). Buyer shall promptly deliver or have its lender deliver a copy of the Notice of Conditional Loan Approval to Seller. Buyer authorizes its mortgage lenders and/or mortgage brokers to disclose to Seller and Closing Agent information and documents regarding the progress, status and conditions of the Loan Application and Notice of Conditional Loan Approval.

   c. **No Loan Approval; Right to Terminate**. If Buyer is unable to obtain a Notice of Conditional Loan Approval and Buyer is not in default under the Agreement or this Addendum, then Buyer may terminate the Agreement by delivering notice thereof to Seller and the Deposits (excluding any nonrefundable Deposits for options or upgrades) will be returned to Buyer. However, once Buyer obtains a Notice of Conditional Loan Approval, Buyer will no longer have any right to terminate the Agreement or receive a return of the Deposits pursuant to the preceding sentence, even if (a) Buyer is subsequently unable to satisfy any conditions necessary for the lender to fund the loan, (b) Buyer is unable to obtain final loan approval, or (c) Buyer elects to terminate Buyer's loan application prior to Closing or otherwise chooses for any reason not to proceed with the closing of Buyer's loan.

   d. **Loan Approval Deadline**. If Buyer has not delivered a Notice of Conditional Loan Approval to Seller on or before the date Thirty-five (35) days after the date of Buyer's execution of the Agreement (**"Loan Approval Deadline"**), then, at any time thereafter, Seller may (a) terminate the Agreement by delivering written notice thereof to Buyer, or (b) deliver to Buyer a notice of financing deficiency (**"Financing Deficiency Notice"**). If Seller delivers a Financing Deficiency Notice to Buyer, Buyer shall have 3 business days after Buyer's receipt thereof in which to provide Seller with (i) a Notice of Conditional Loan Approval, or (ii) written notice of Buyer's election to terminate the Agreement. If Seller terminates the Agreement as provided in clause (a) above or Buyer terminates the Agreement as provided in clause (ii) above, then the Agreement will terminate immediately upon receipt of such party's notice of termination, Seller will be released from any further liability or obligation related to the Agreement, and, provided Buyer is not in default under the Agreement, Seller shall refund the Deposits (excluding any nonrefundable Deposits for options or upgrades) paid by Buyer. If Buyer fails to timely respond to the Financing Deficiency Notice by acting as set forth in clauses (i) or (ii) above, then (x) Buyer will no longer have any right to terminate the Agreement as described in clause (ii) above or any right to receive a return of the Deposits pursuant to the preceding sentence, and (y) at any time prior to Buyer delivering a Notice of Conditional Loan Approval to Seller, Seller may declare Buyer in default under the Agreement.

e. **No Adverse Action**. Buyer agrees to diligently pursue the satisfaction of all conditions set forth in the Notice of Conditional Loan Approval and agrees to maintain the validity of the Notice of Conditional Loan Approval from the date obtained by Buyer until the Closing. Further, Buyer agrees not to take any action (or fail to act) the consequence of which might adversely affect Buyer's Loan Application or Notice of Conditional Loan Approval, or delay Closing. At any time after the Loan Approval Deadline, Seller may request that Buyer provide Seller reasonable proof that Buyer's Notice of Conditional Loan Approval remains valid so that Buyer will be able to obtain the loan(s) on the date Seller reasonably anticipates that the Closing will occur (e.g., a letter from Buyer's lender). Buyer shall provide Seller such proof within 5 business days of Seller's request.

f. **Buyer's Obligation to Notify Seller**. Within 3 days after receipt thereof, Buyer shall provide Seller a copy of any correspondence from Buyer's lender that (i) lender has approved making a loan to Buyer (even if subject to conditions), (ii) Buyer has failed to qualify for, or been otherwise denied, a loan, or (iii) the approval or approval conditions of Buyer's loan have changed from that reported in any prior correspondence. Buyer shall notify Seller of any reason that substantially impairs Buyer's ability to perform under the Agreement, within 3 days of Buyer becoming aware of such reason.

g. **Seller Not Providing Loan**. Buyer acknowledges that Seller is not a lender, does not provide mortgage loans, and has not agreed to provide Buyer with a loan. Buyer agrees that neither Seller nor any employee or agent of Seller has made any agreement or representation, or given Buyer any assurance, that Buyer will be eligible for, qualify for, or receive, a loan, a particular interest rate, or any particular loan term. Buyer shall rely only upon loan information provided to Buyer by Buyer's lender and Buyer understands that all loan terms and other arrangements pertaining to any loan financing will be solely between Buyer and Buyer's lender. This Addendum does not constitute a loan application, a loan approval or a loan commitment by Seller or any lender. Unless otherwise specified in the Agreement or required by applicable law, Buyer will be responsible for all costs and fees related to Buyer's financing.

h. **Changing Lender/Loan Program**. Buyer acknowledges a change of lender or loan terms may result in a delay of Closing, which may subject Buyer to the rights and remedies of Seller as provided in Sections 8.8 and 10.1 of the Agreement.

i. **Interest Rate Lock**. Buyer understands interest rates fluctuate according to market conditions. If Buyer desires to lock in an interest rate, it is Buyer's responsibility to obtain an interest rate lock from Buyer's lender.

j. **Appraised Value of Options**. Buyer acknowledges that the appraised value of the Property (or the amount of any loan) may not increase in direct proportion to the price increase attributable to the addition of some options, upgrades or premiums. If the appraised value of the Property (or the amount of any loan) does not correspondingly increase, Buyer will be responsible for payment of any shortfall in cash at Closing.

4. **TITLE AND SETTLEMENT/CLOSING SERVICES.** Seller encourages buyers to use Seller's preferred closing agent/title company/settlement provider, PGP Title, Inc., as the closing agent to provide title and settlement/closing services. Seller's experience has shown that using PGP Title, Inc. enables a smooth and timely closing. Buyer is not obligated to use PGP Title, Inc. and is entitled to choose a closing agent of Buyer's own selection.

Buyer selects the following person or company to be the **"Closing Agent"** under the Agreement ***(choose one):***

[X] **PGP Title, Inc.**
Address: 10350 Ormsb Park Place Ste. 103 Louisville, KY 40223
Phone/Email: [redacted]
Contact Person: [redacted]

[ ] **Other title/settlement/closing company** (provide information below):

Name:
Address:
Phone/Email:
Contact Person:

The Closing Agent selected by Buyer shall provide title services and coordinate the Closing, including providing or ordering a commitment to issue Buyer an owner's policy of title insurance for the Property. Buyer may contact the Closing Agent to select the company that will underwrite the owner's policy of title insurance for the Property. Seller encourages Buyer to obtain and review the title commitment prior to Closing. Seller has no obligation to review, cure or advise Buyer regarding any title matters pertaining to the Property.

Dated: 2/10/2025

BUYER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...
2/11/2025

Arrived Holdings INC and/or Assigns Jeff Talbert	Date	Date
	Date	Date
	Date	Date

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900
Timber Creek 7262

HPA No. PHD0173688

AFFILIATED BUSINESS ARRANGEMENT DISCLOSURE STATEMENT
Pulte Mortgage LLC dba Pulte Mortgage

Seller/Owner: Pulte Homes of Ohio, LLC

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert

The purpose of this Disclosure Statement is to provide you notice that Pulte Homes of Ohio, LLC ("**Seller**") has a business relationship with Pulte Mortgage LLC dba Pulte Mortgage ("**Pulte Mortgage**"). Seller and Pulte Mortgage are both wholly owned affiliates of PulteGroup, Inc. Because of this relationship, this referral may provide Seller a financial or other benefit.

Pulte Mortgage offers a broad array of loans, allowing applicants numerous options for program terms, rates, and costs. Set forth below are the estimated charges by Pulte Mortgage for loans that Close. Buyer is NOT required to use Pulte Mortgage as a condition for the purchase of the Property. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. BUYER IS FREE TO SHOP AROUND TO DETERMINE THAT BUYER IS RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

Settlement Service	Estimated Range of Charges
Administration Fee	N/A
Origination Fee	0% - 1% of Loan Amount
Discount Points	0% - 10%
Underwriting Fee	$600
Credit Report Fee	$227
Appraisal Fee	$300 - $700
Tax Service Fee	$50-$100
Final Inspection or Lender Certification Fee	$100 - $250
Processing Fee	$600
Flood Certificate	$10-$25
MERS Registration	$24.95
Survey	$150
KHC MCC Fee:	
MCC Participation Fee	$500 KHC MCC
KHC Bond Fees:	
Administration Fee	$125 KHC Administration Fee
Doc Prep Fee	$50 KHC Doc Prep
MCC Participation Fee	$200 KHC MCC if in combination with Bond
Bond Participation Fee (Conventional Only)	$495 KHC Underwriting Bond Fee Loans Only

This Disclosure is provided to Buyer(s) pursuant to 12 CFR Section 1024.

ACKNOWLEDGEMENT: Buyer has read this Disclosure Statement and understands that Seller is referring Buyer to purchase the settlement services described above from Pulte Mortgage and that Seller may receive a financial or other benefit as a result of this referral.

Dated: 2/10/2025

BUYER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...
2/11/2025

Arrived Holdings INC and/or Assigns Jeff Talbert — Date — Date

Date — Date

Date — Date

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900
Timber Creek

HPA No. PHD0173688

AFFILIATED BUSINESS ARRANGEMENT DISCLOSURE STATEMENT

PGP Title of Florida, Inc. dba PGP Title ("PGP")

Seller/Owner: Pulte Homes of Ohio, LLC
Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert

The purpose of this Disclosure Statement is to provide Buyer notice that Pulte Homes of Ohio, LLC (**"Seller"**) has a business relationship with PGP Title of Florida, Inc. dba PGP Title (**"PGP"**). Seller and PGP are wholly owned affiliates of PulteGroup, Inc. Because of these relationships, this referral may provide Seller a financial or other benefit.

PGP provides escrow and other services. Set forth below is an estimated range of charges for the settlement services listed. Buyer is NOT required to use PGP as a condition for the purchase of the Property. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. BUYER IS FREE TO SHOP AROUND TO DETERMINE THAT BUYER IS RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

Settlement Service	Estimated Range of Charges	
Owner's Title Policy Premium	Sales Price	Range of Charges
	$100,000 to $200,000	$450.00 - $820.00
	$200,001 to $300,000	$823.45 - $1165.00
	$300,001 to $400,000	$1168.45 - $1510.00
	$400,001 to $600,000	$1513.45 - $2150.00
	Above $600,000	call for quote
ALTA Loan Title Policy – Simultaneous with Owner's Policy (not to exceed owner's liability)	$200.00	
Owner's Title Insurance Commitment/Binder	$100.00	
Escrow or Closing Fee	$425.00	
Document Preparation Fee	$75.00	
Document Handling Fee	$75.00	
Lender's Endorsements	$25.00 to $50.00 (per endorsement)	
Recording Fees	Actual charges	
Closing Protection Coverage, if applicable	$25.00 - $50.00 per letter to Buyer, Seller and Lender	
Kentucky Premium Tax	5% - 10% of Title Premium amount	
Title Search Fee	$40.00	
Search Update Fee	$40.00 per update	
POA Closing Fee	$75.00	
Abstract/Exam Fee	$125.00	
Transfer Tax	$.001 of sales price (example: $200,000 = $200.00)	
E-Recording Fee	$5.00 per document	

ACKNOWLEDGEMENT: Buyer has read this Disclosure Statement and understands that Seller is referring Buyer to purchase the settlement services described above from PGP and that Seller may receive a financial or other benefit as a result of this referral.

Dated: 2/10/2025

BUYER: Signed by: Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...
2/11/2025

Arrived Holdings INC and/or Assigns Jeff Talbert	Date		Date
	Date		Date
	Date		Date

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900, Section:
Timber Creek

HPA No. PHD0173688

AFFILIATED BUSINESS ARRANGEMENT DISCLOSURE STATEMENT
Homeowners' Insurance

Seller/Owner: Pulte Homes of Ohio, LLC

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert

The purpose of this Disclosure Statement is to provide Buyer notice that Pulte Homes of Ohio, LLC (**"Seller"**) has a business relationship with Pulte Insurance Agency, Inc. (the **"Agency"**). Seller and Agency are both wholly owned affiliates of PulteGroup, Inc. Because of this relationship, this referral may provide Seller a financial or other benefit.

The Agency is an insurance agent which provides, among other products, homeowner's and flood insurance. Buyer may receive an insurance quote on the Property from the Agency. Set forth below is an estimated charge or range of charges for the settlement services listed. Buyer is NOT required to use Agency as a condition for the purchase of the Property. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. BUYER IS FREE TO SHOP AROUND TO DETERMINE THAT BUYER IS RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

Settlement Service	Estimated Range of Charges - Annual Premium
Homeowner's Insurance	.2% - 2.5% of Home Price
Flood Insurance	.1% - 1.0% of Home Price

ACKNOWLEDGEMENT: Buyer has read this Disclosure Statement and understands that Seller is referring Buyer to purchase the above-described settlement services from Agency and that Seller may receive a financial or other benefit as a result of this referral.

Dated: 2/10/2025

BUYER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...
2/11/2025

Arrived Holdings INC and/or Assigns Jeff Talbert	Date		Date
	Date		Date
	Date		Date

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900, Section:
Timber Creek

HPA No. PHD0173688

AUTHORIZATION TO RECEIVE HOMEOWNERS' INSURANCE QUOTE

Applicant(s): Arrived Holdings INC and/or Assigns Jeff Talbert 1700 Westlake Ave N Suite 200 Seattle, Washington 98109 Primary phone: (313) 648-1189 Secondary phone: Email: Jeff@arrived.com	Seller: Pulte Homes 10350 Ormsby Park Place, Suite 103, Louisville, KY 40223 HPA Date: 2/10/2025 HPA No.: PHD0173688 Sales Consultant: Douglas Schneider
Property: Address: 3600 Chaparral Court, Louisville, KY 40291 Community: Timber Creek	Home information: Property type: Investment Plan: Hampton Square Footage: 2606 Total Price: $330,000.00 Est. Closing Date: 2/28/2025

Homeowners' insurance is one of the items that every new homeowner needs to consider as part of the home buying process. In many instances, homeowners' insurance is required in order to obtain a mortgage. In other instances, it is just the prudent thing to do to protect your largest investment.

Pulte Insurance Agency, Inc. ("Pulte Insurance") is an affiliate of Seller and is available to offer our homebuyers the opportunity to receive a free, no obligation homeowners' insurance quote. You may contact Pulte Insurance as follows:

Pulte Insurance Agency, Inc.
Phone: [redacted]

Please select one of the options below.

[x] Yes, I would like to have a Pulte Insurance representative contact me at the home and/or mobile telephone numbers listed above or by mail or email, and provide me with a free no obligation homeowner's insurance quote. I agree to allow Seller to send my information to Pulte Insurance in order that it may provide a quote. I may change my mind at any time and withdraw my consent for Seller to share my information with Pulte Insurance by providing notice to Pulte Mortgage, LLC at the following address which will be effective 5 business days after receipt:

MAIL: Pulte Opt Out, P.O. Box 5278, Denver, CO 80217-5278; or
EMAIL: [redacted]

Please include "Pulte Opt Out" in the subject line of your email. Please include the "HPA No." (which appears in the upper right hand corner of this page), as well as your name and contact information in your mail or email notice.

[ ] No, thank you. I do not wish to share my information to receive a free no obligation homeowners' insurance quote from Pulte Insurance.

Dated: 2/10/2025

BUYER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...
2/11/2025

Arrived Holdings INC and/or Assigns Jeff Talbert — Date — Date

Date — Date

Date — Date

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900 / Section:
Timber Creek

HPA No. PHD0173688

HOME ENERGY RATINGS ADDENDUM

This Addendum amends and supplements that Home Purchase Agreement dated 2/10/2025 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this Addendum has the meaning given to that term in the Agreement. If there is a conflict between the terms of this Addendum and the Agreement, this Addendum will prevail.

Seller utilizes The Home Energy Rating System (HERS)® Index Score to rate the as-designed floor plans of homes in many of its communities. According to Resnet, the lower the number, the more energy efficient the home. The HERS rating system was developed by the Residential Energy Services Network (**"RESNET"**). Using RESNET-approved computer software, an independent energy rater calculates a HERS Index Score of the Seller's floor plans. In some cases, the energy rater may also calculate the estimated energy costs. Seller does not warrant or guarantee a specific HERS Index Score, nor does Seller guarantee that specific energy costs or savings may be achieved.

Buyer understands:

(i) a HERS Index Score of Seller's floor plans are estimated at a specific point of time using a limited set of specific inputs, factors and assumptions, and Seller does not warrant or guarantee that the HERS Index Score will remain the same if tested, evaluated, measured or compared at any time after the original estimation, and Seller cautions Buyer that subsequent energy audits, if any, will demonstrate that energy ratings will vary over time;

(ii) the HERS Index Score assumes average residential use;

(iii) the estimated energy costs are not precise and Seller does not warrant or guarantee that any specific estimated energy or utility costs, savings, reductions, or percentage comparisons, or any other similar measurements, values or comparisons will be achieved or maintained by Buyer for the Home or for any appliances, features or fixtures within or outside the Home;

(iv) even if the Home is built as designed, Buyer's actual energy and other utility costs will vary over time, and may vary substantially and will depend on a number of factors, including but not limited to personal utility usage preferences, the rates, fees and charges of local energy or other utility providers, energy conservation practices, daily activities, home maintenance practices, household size, use of appliances, lighting and internal climate control systems, the surrounding climate and weather conditions, and many other variable factors;

(v) energy conservation practices are a key component in saving energy costs and that home furnishings and accessories, including window coverings (or lack thereof) will affect the costs to heat and/or cool the Home; and

(vi) energy costs may increase as the heating, ventilation and air conditioning equipment in the Home ages and that energy costs will increase if the heating and cooling equipment in the Home is not well maintained.

Seller reserves the right to modify or vary features as requested or approved by a governmental entity. Information regarding the energy efficiency ratings, if any, should not be used as the sole source of information when making purchasing decisions, investment decisions or tax decisions, or when executing other binding agreements.

For more information about RESNET or HERS ratings, see: http://www.resnet.us/home-energy-ratings.

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot:
Timber Creek

HPA No. PHD0173688

PREFERRED PROVIDER CONSENT

This consent is being delivered by Buyer identified below in connection with that Home Purchase Agreement dated 2/10/2025 between Buyer and Pulte Homes of Ohio, LLC (**"Seller"**) for the Property referenced below.

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Primary phone: (313) 648-1189; Secondary phone:
Email Address: Jeff@arrived.com

Property: Lot/Block/Section:
Address: 3600 Chaparral Court, Louisville, KY, 40229
Plan: ; Hampton/HR3S
Community: Timber Creek

Preferred Providers (please select "Yes" or "No" below to indicate whether you would like to be contacted by a Preferred Provider):

Yes	No	
[x]	[ ]	**ADT** offers a no cost base monitoring system and reduced monitoring rates to Centex Homes buyers
[x]	[ ]	**The Container Store** provides a 20% discount for most in-store, on-line or call-in purchases to Centex Homes buyers
[x]	[ ]	**MINE** offers Free interior design services, Free white glove installation, and below retail pricing on select furniture to Centex Homes buyers

Our Preferred Provider program connects home buyers with preferred, third-party providers which offer products and services (often including special promotions and discounts) that buyers often find helpful with their new home. By using this optional consent form, you (Buyer) may choose to authorize Seller to share your contact information with one or more of our Preferred Providers.

By selecting one or more Preferred Providers (*i.e.*, by selecting "Yes" above), you authorize Seller to share your contact information listed above with the selected Preferred Providers. You understand the selected Preferred Providers may contact you to offer discounts and or services, but you are under no obligation to purchase or receive products or services Preferred Providers may offer. You agree the selected Preferred Providers may contact you directly or through their affiliates or marketing partners from time-to-time by telephone, mail and/or email with information and offers about their products and services. You agree to receive solicitations at the telephone number(s), including cellular numbers, emails and/or mailing address(es) shown above, even if such telephone number(s), email address(es) or mailing addresses are listed on any "do not call" or other do not solicit registry or list and that telephone calls may be generated from an automated phone dialing system.

Seller is not affiliated with any Preferred Provider, but Seller may receive referral fees or other compensation from Preferred Providers. You agree Seller will not be responsible for any acts or omissions of any Preferred Provider, including but not limited to its marketing activities, promises, claims, representations, products and services.

Dated: 2/10/2025

BUYER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...

2/11/2025

Arrived Holdings INC and/or Assigns Jeff Talbert	Date		Date
	Date		Date
	Date		Date

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900 / Section:
Timber Creek

HPA No. PHD0173688

NOTICE OF ASSUMED NAME

Buyer acknowledges that Pulte Homes of Ohio, LLC has advised Buyer that Pulte Homes of Ohio, LLC is the owner of the Property and that Centex Homes is an assumed name of Pulte Homes of Ohio, LLC.

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900, Section:
Timber Creek

HPA No. PHD0173688

SUMMARY OF IMPORTANT DATES

This is a summary of certain important dates and obligations contained in the Home Purchase Agreement dated 2/10/2025 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this summary has the meaning given to that term in the Agreement. If there is a conflict between the terms of this summary and the Agreement, the Agreement will prevail.

Buyer acknowledges that some of the key obligations and deadlines of Buyer contained in the Agreement are summarized below and agrees to comply with each obligation by taking the required action by the applicable due date.

Obligation/Action Required	Due Date	Calendar Date[1]
Initial Earnest Money - Buyer to deliver initial earnest money deposit (Section 3.2).	On the date Buyer signs Agreement	2/10/2025
Loan Application - Buyer to submit Loan Application to Buyer's lender (Financing Addendum).	Within 3 days after Buyer signs Agreement	
Loan Approval - Buyer to deliver "Notice of Conditional Loan Approval" to Seller (Financing Addendum).	Within Thirty-five (35) days after Buyer signs Agreement	
Evidence of Cash Availability [*Cash buyer only*] - Buyer to provide Seller with evidence Buyer will have cash required to Close the purchase of the Property (Financing Addendum).	Within 5 business days after Seller's request	2/14/2025
Option Selections (Section 5.1) • For a home to be constructed, Buyer to make final selections of all color choices and non-structural options and upgrades.	Within TWENTY-ONE (21) DAYS after Buyer signs Agreement	
• If Buyer is purchasing a partially completed home, Buyer to make option selections (to the extent option selections are available).	Within 7 days after Buyer signs Agreement	
• If Buyer is purchasing a completed home, no option selections will be available.	N/A	
Option Deposits – Buyer to deliver additional Deposits for options/upgrades selected by Buyer (Section 5.1)	At time of option selection	N/A
Home Completion/Closing – Buyer must close the purchase of the Property on the Closing Date scheduled by Seller following substantial completion of the Home or as otherwise provided in the Agreement (Sections 8.2, 8.3 & 8.8).* * Seller encourages Buyer to contact its Sales Consultant for periodic updates on the status of construction. Notwithstanding Seller's estimate of substantial completion or any updates provided, Buyer understands actual completion and Closing may be prior to or after those estimated dates due to uncertainties in timing inherent in construction and factors outside Seller's control, such as weather, labor scheduling, supply delays, and municipal inspection schedules. Please see Section 8.3 of the Agreement.	Seller estimates the Home will be substantially completed and the Closing will occur during the following time period: February 2025	

[1] The column above titled "Calendar Date" is provided as a courtesy for Buyer to use to fill in and track the calendar dates of the due dates for Buyer's obligations set forth above. Accordingly, that column may be blank prior to and following the parties' execution of the Agreement and this summary. If any calendar date or other information inserted in that column conflicts with the due date for an obligation specified in the Agreement, the due date in the Agreement shall control.

Dated: 2/10/2025

BUYER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...

Arrived Holdings INC and/or Assigns Jeff Talbert	2/11/2025 Date		Date
	Date		Date
	Date		Date

PULTEGROUP

Homebuyer Expectations Orientation

Future Homeowner(s): Arrived Holdings INC and/or Assigns Jeff Talbert

Community: Timber Creek Lot #: 11900

Welcome! We are pleased to have you as a new homebuyer in our Pulte community. To help ensure your experience here is exceptional, we have outlined some key points which are important to review. Our shared understanding of these points will benefit everyone in the months ahead as your new home progresses towards completion. Thank you for choosing Pulte to build your new home!

Communication

Expect us to Communicate Frequently

- We want to ensure that you are pleased with your homebuying experience and involved throughout the process. We believe the best way to deliver on this commitment is through consistent communication. Your Pulte community team is committed to providing you frequent updates through weekly communication. The communication will provide status updates on the construction of your home along with upcoming milestones and critical dates. Although the communication will be relatively brief due to the weekly occurrence, we encourage you to utilize the time to ask questions and to share your feedback as that helps us continually improve.

Pulte puts "Safety First"

- Your safety is our utmost priority, so we ask that you please contact our Pulte Sales Center to make an appointment in advance of visiting your future home. In order to visit your homesite during construction, **you must be accompanied by a Pulte employee**. Close-toe, hard sole shoes and hard hats are required when visiting your home while under construction.

- When possible, please schedule your visit for a weekday between the hours of 8:00 AM and 4:00 PM. This will allow Pulte staff to safely accompany you in and around your home.

Critical Dates

Critical dates are incorporated into the purchase agreement. For the home buying and construction process to progress smoothly, several milestones must be anticipated and achieved along the way.

- Structural Options are selected and finalized at the signing of the purchase agreement. Structural options impact the building specifications that are submitted to the municipality for permitting following an executed contract. As such, these options are decided at the time of your purchase agreement and are considered final. In the event you select a "Quick Move-In" (a completed home or home already under construction), pre-determined structural options and interior finishes cannot be revised.

Structural options include, but are not limited to: fireplaces, floor outlets, sunrooms/covered porches, lofts, stair treads, tray and or coffered ceilings, doors, plumbing, etc. *(See Addendum)*

- At the time of signing the purchase agreement, you will also select your personalized exterior color package for your home. Once these selections are finalized, there will not be an opportunity for later changes.

- A loan application must be completed and submitted within 3 calendar days of signing the purchase agreement. There are numerous benefits for utilizing Pulte Mortgage Corporation (PMC) for your lending needs with easy online application via www.pultemortgage.com. PMC serves as a lending concierge to make the process seamless between all parties. If utilizing an outside lender, the onus of communication weighs more heavily on the buyer to keep Pulte informed on their loan status. Pulte Mortgage works closely with each Homebuyer to ensure any financial hurdles are identified and resolved early in the process, thus contributing to a more positive home-buying experience. As many of our homeowners choose to finance their home, **a conditional loan approval must be issued within 35 calendar days from the signature date of the purchase agreement**. Whether financing is obtained through PMC or an outside lender, Pulte requires visibility into the conditions required to obtain full loan approval.

- For buyers electing not to finance their home purchase, cash verification must be provided within **3 calendar days** from the signature date of the purchase agreement. The verification may be in the form of an account statement from your financial institution showing sufficient funds or a letter prepared by the financial institution verifying sufficient funds.

Building your Home from the Ground Up

- To minimize the opportunity for errors, we release the design selections to our construction team in "start packages" coordinated with our cut-off schedule as outlined below. These selections are planned for, purchased, and shipped well in advance to ensure timely delivery of your new home. For this reason, we need all your choices finalized within the cut-off schedule.

- We cannot accommodate custom changes. A custom change is any option not available on our standard option list. By offering you the greatest combination of product designs, included features, and pre-determined options, we provide you with the ability to personalize your home at a very reasonable cost.

PULTEGROUP

Homebuyer Expectations Orientation

Late-Change Requests are not permitted.

A "late change" is any change requiring paperwork to amend an option or Design Center selection once it is finalized.

- No late changes or modifications to the home, purchase agreement, or related documents will be permitted after the choices are finalized. In the event an elevation change is requested within 7 days of contract and Pulte agrees to this, Pulte has the right to charge $5,000 for the change due to plan sets and permitting fees as well as time. Transferring of homesites after contract will also be subject to the same fee.

- Before Pulte invests funds and allocates resources, your home is built on paper and distributed to the Pulte construction team and trade partners. Because of the numerous people involved, we've found a late-change request increases the chance of unexpected delays, rescheduling and errors. The resulting paperwork and corrective actions create a costly and chaotic environment. Accordingly, Pulte has set up its systems to not allow late change requests.

Quick Move-in Homes

- For our "Quick Move-In" Homebuyers, your Sales Consultant can provide a detail of the color selections curated for your home.

This is Normal in Our Industry

Expect Repairs and Rework in the construction of your home.

- The construction of your home is an extremely complex process. Your Construction Manager manages the building schedule including approximately thirty different trade partners and the many products they represent. Because of the many parts and people involved in the construction of your home, there is always an opportunity for errors that necessitate rework. This is to be expected. As you visit your home during the building process, keep in mind that your Construction Manager is actively tracking the progress of your home and the work that has yet to be done. It's also expected that items become damaged throughout the building process. Some items may not be repaired until just prior to the completion of the home. This is normal.

PULTEGROUP

Homebuyer Expectations Orientation

Natural Products and Landscaping

- Many of the materials in your home are natural products, each with their own natural variations. As a result, the homebuilding industry has created natural product tolerances – meaning variation is normal and acceptable. Some products are more prone to variation than others. Variation is most prevalent in natural stone, granite and products with natural wood.

- The exterior of your home requires attention to maintain the quality appearance of your yard. Close consideration and care must be given to landscaping, grading, sod, plants, trees and irrigation, if installed. These items have been planted by professionals and were in hardy condition at time of installation. During the construction process, Pulte has taken every precaution to provide you with a healthy living exterior. Many factors such as disease, insects, weather and soil conditions can adversely impact your landscape. These are out of our control and any resulting damage after closing cannot be the responsibility of Pulte Homes. Between the months of November and April, it is common that our contractors may be unable to complete the weather-related escrow work for your home prior to closing. Once weather and conditions are conducive, our contractors will complete the outstanding items.

Managing your Construction Schedule

- At times your home may appear like it is not progressing. We have researched and created a unique construction schedule that has multiple benefits, our scheduling program allots specific time frames for each Trade Partner to complete their work. In some cases, a Trade Partner may complete their work sooner than expected. Pulte cannot adjust the schedule and pull the next Trade Partner in early without compromising the schedules for other homes under construction.

- Several checkpoints exist during construction. Some are municipal inspections, while others are Build Quality inspections in accordance with the Pulte Construction Standards. Not only have we allocated time for these inspections and checkpoints, but we've also added time for potential corrections.

Construction Milestones

Build Quality Introduction

- You will be asked to attend a Build Quality Introduction meeting prior to the start of construction on your home. This scheduled meeting with your Construction Manager and Sales Consultant provides you with information regarding the construction process including: personalized options review, construction schedule, homesite orientation, setbacks, utility placement, easements, etc. For safety reasons, closed- toe and hard-soled shoes are required as well as hard hats each time you visit your home.

- For "Quick Move-In" homes, your Construction Manager may take you to a similar home that is at the beginning stages of the construction process (when available) to complete this orientation.

PULTEGROUP

Homebuyer Expectations Orientation

Build Quality Pre-Drywall Orientation

- The Build Quality Orientation is a scheduled meeting during the build process of your home with your assigned Construction Manager. Your Construction Manager will teach you about our construction process, demonstrate the behind-the-wall features in your home along with their function and benefits and review your Design Center selections to ensure all behind-the-wall options have been installed. Closed-toe, hard-soled shoes and hard hats are required to visit your home.

- If your home is a "Quick Move-In" home and already past the drywall stage, the Construction Manager will take you to a similar home at the pre-drywall stage (when available).

Pre-Walk and Build Quality Celebration

- The "Pre-Walk" is a scheduled meeting with your assigned Construction Manager 4-5 days prior to your Build Quality Celebration. At this meeting, you will have the opportunity to review your home with your Construction Manager as your home will be almost complete. An internal Quality Walk will take place the same day and your Construction Manager will include the results of that Quality walk as part of the tour through your home. If you identify any concerns or issues, those will be noted and addressed by the Construction Manager prior to your Build Quality Celebration at which time you will review for completion.

- The Build Quality Celebration is a scheduled meeting with your assigned Construction Manager and Customer Care Manager that will be scheduled on the day of the closing date. They will conduct a feature, function and benefit demonstration of your home's components, along with a review of manufacturer care and maintenance suggestions.

- This final construction milestone is the official signoff of all open items that may have been identified during your Pre-Walk with your Construction Manager. **Delivering a 100% complete home is our commitment as a culmination to your homebuilding experience**. Upon completion of the Celebration meeting, you will attend your closing appointment where you will receive the keys to your new Pulte Home. In the event you elect to utilize a non-Pulte approved closing attorney, you will receive keys to your home once all closing documents and funds have been verified which could take up to 24 hours or longer when closing around a holiday or on a Friday.

Closing on Your Home

Closing Window

- Because unexpected hurdles can come up, we've created a 90-day closing "window" to aid in your overall planning. Your Sales Consultant will communicate your 90-day closing window at the time of your contract, and your Construction Manager will update that window at your Build Quality Introduction.

Regular Updates

- Your community team will update your closing expectations on a weekly basis as your home progresses and key milestones are achieved.

Setting the Closing Date

- Pulte will communicate your closing date approximately at least 21 days prior. They will provide a detailed Closing Notification with all the important information needed to complete your home purchase and will be there to guide you through the escrow process answering all your detail questions. Last minute outside lender, supply chain, utility or municipality delays can and do occur. We encourage you to provide a buffer in time frame from closing to the date of which movers and other installs are scheduled for your new home. Early delivery or garage storage will not be allowed prior to closing.

Be Patient, it's almost Yours

- Prior to your scheduled closing, we are responsible for the condition of each home and for the safety of our Trade Partners, Guests, and Homeowners. For these reasons, we do not allow future Homeowners to conduct work on their home while the home is being built. Any unauthorized modifications made to the home will be removed by us at the Homeowner's expense.

- After your Build Quality Celebration, you will not have access to your home until your Celebration Signoff prior to closing. This allows your Construction Manager and our Trade Partners to resolve any items that may have been identified during the Celebration.

Post-Closing Customer Care

Introduction to Your Customer Care Manager

- You will be introduced to your Customer Care Manager at your Build Quality Celebration to review your warranty manual and all related coverage. This individual is part of a team of Customer Care Managers that will handle all your post-closing warranty needs that arise in your home.

Welcome Letter Email

- You will receive a welcome email from the Pulte Customer Care Coordinator within 2 weeks after closing as well as a digital copy of your warranty manual. You also received a copy of the warranty manual at time of contract, but we prefer for you to have a digital copy as well. The email will highlight the warranty process for your home and will assist you in identifying fit and finish issues that will be covered within their first-year warranty. Lastly, the welcome letter provides contact instructions for both emergency and non-emergency services.

Build Quality Built to Last

- We strive to provide the best level of service throughout the warrantable period of your home. We are driven by a Service on Demand process that is highlighted by your ability to submit questions and concerns via email, through our web portal or by phone. We suggest that you reach out to our Customer Care Team prior to the 1-year anniversary of being in your home to take advantage of our one time offer to address any drywall nail pops that may have occurred during the first year.

PULTEGROUP

Homebuyer Expectations Orientation

Surveys – Your Feedback is Important to Us

- We are committed to creating lasting relationships with our homeowners. We have found that feedback from our new homeowners helps us deliver an enhanced home buying experience. To achieve this goal, we will solicit your feedback at specific milestones throughout the home-buying process.
  - First Community Visit
  - Personalization
  - Pre-Drywall
  - Closing
  - Living 1-Year

- The feedback you give us while your home is being built and surveys you receive over the three years after your closing are an opportunity for you to provide us specific feedback on how we can best achieve our primary goal – delivering an *extraordinary experience* that leads you to recommend us to your friends and family.

- Because Pulte desires to play its part in reducing unnecessary waste, your surveys will be delivered electronically to your email account. Please watch for these surveys in your inbox and your quarantine folder. The sender email address is [redacted]

Thank you for participating in our new Homeowner Expectations Orientations. It is our goal to ensure your home ownership experience is exceptional!

ACKNOWLEDGEMENTS

The undersigned hereby acknowledge that Pulte representatives have reviewed these "Homeowner Expectations" and that any questions have been answered satisfactorily.

BUYER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...

Arrived Holdings INC and/or Assigns Jeff Talbert	2/11/2025 Date		Date
	Date		Date
	Date		Date

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900
Timber Creek 7262

HPA No. PHD0173688

Disclosure and Acknowledgement of Restrictive Covenants and Homeowners Association Addendum

This Addendum amends and supplements that Home Purchase Agreement dated 2/10/2025 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this Addendum has the meaning given to that term in the Agreement. If there is a conflict between the terms of this Addendum and the Agreement, this Addendum will prevail.

Each community in which Pulte Homes of Ohio LLC builds is subject to restrictive covenants intended to enhance and maintain the value of the community. Such restrictions are filed in the public real estate records of the county in which the community is located. The restrictions vary somewhat from one community to another based upon a variety of factors, but the restrictions generally include the following elements:

- The type, style, height and placement of fences are restricted in all communities and, in certain developments, traditional fences are prohibited but invisible electric fences are permitted.
- Boats, trailers, campers, commercial vehicles and oversized vehicles cannot be maintained on a home site in public view for more than a limited time in any 30-day period.
- Animals (other than household pets not bred for commercial purposes) may not be kept on any lot or in any home.
- Signs, other than small for sale signs or builder signs during active construction, are not allowed.
- Solar panels, storage tanks, outdoor clotheslines, outdoor antennae and above ground pools are not allowed.
- Satellite dishes may either be prohibited outright, or restricted to small (24") dishes located out of sight from the front of the home.
- Storage buildings may be prohibited or restricted in terms of size and material.

Restrictions in every community require all homeowners in the community to be a member of an association that is responsible for, among other things, the maintenance of all reserve areas and common improvements, such as landscaping, community buildings, if any, recreational facilities, if any, and any private roadways and alleys. Each member of the association is subject to assessments to fund such maintenance.

As of the date of this disclosure, the current association assessment for Timber Creek is $500.00/year, but Buyer(s) acknowledge that this assessment may change from time to time and may be different at the time that Buyer(s) close on the purchase of Buyer(s)' lot and/or new home. Buyer(s), identified below, agree that once Buyer(s) close on the purchase of Buyer(s)' lot/home in Timber Creek, Buyer(s) shall be responsible for the payment of all such association assessments and any additional assessments as may be levied against Buyer(s)' lot/home in accordance with the restrictions. Buyer(s) failure to pay the association assessment may result in a lien being filed against Buyer(s) home, and may entitle the association to additional legal remedies. Once again, assessments may be adjusted from time to time in accordance with the restrictions.

It is important that Buyer(s) read, understand and comply with the restrictive covenants that apply to the community in which Buyer's lot/home is located. Nothing contained herein shall be construed to modify or limit the effect of such restrictive covenants. In the event of any conflict between the restrictive covenants and this disclosure, the restrictive covenants shall govern and control.

By signing below, Buyer(s) acknowledge and agree that (i) Buyer(s) have read and understand this disclosure in conjunction with the execution of Buyer(s) Home Purchase agreement with Pulte Homes of Ohio LLC and (ii) Buyer(s)' sales representative has provided Buyer(s) with an opportunity to review the restrictive covenants that apply to the community in which Buyer(s)' lot/home is located. If Buyer(s) would like a copy of the restrictive covenants, Buyer(s) should request a copy from Buyer(s)' sales representative.

Dated: 2/10/2025

BUYER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...

Arrived Holdings INC and/or Assigns Jeff Talbert	2/11/2025 Date		Date
	Date		Date
	Date		Date

NT_Restrictive Covenants_110115

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900
Timber Creek 7262

HPA No. PHD0173688

NEIGHBORHOOD DISCLOSURE ADDENDUM
(*Timber Creek*)

This Addendum amends and supplements that Home Purchase Agreement dated 2/10/2025 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this Addendum has the meaning given to that term in the Agreement. If there is a conflict between the terms of this Addendum and the Agreement, this Addendum will prevail.

1. **Plat Name/Marketing Name.** The Lot is located within the subdivision called Timber Creek Subdivision Section 1 (the "**Subdivision**") on the final plat thereof recorded in Instrument Number 2021029861 and Batch Number 279273 of the Official Records of Jefferson County, Kentucky (the **"Final Plat"**). For marketing purposes, the Subdivision has a marketing name, Timber Creek, which is not the legal name referenced on the Final Plat. Although the Lot may be referenced as Timber Creek for certain marketing purposes, the name for purposes of describing the Lot in legal documents will reference the Final Plat and the Final Plat name Timber Creek Subdivision Section 1. To the extent a document contains the marketing name Timber Creek, such name is deemed to refer to the Subdivision.

2. **Homeowners Association**. The Lot being purchased by Buyer is part of real property included in the Subdivision, which Subdivision is subject to all of the terms, easements, restrictions, assessments, conditions and requirements of that Declaration of Covenants, Conditions and Restrictions for Timber Creek recorded in the Official Public Records of Jefferson County, Kentucky (as same may be amended, the **"Declaration"**). Buyer, by virtue of its ownership of the Lot, which is subject to the Declaration, shall automatically be a member of Timber Creek Homeowners Association, Inc., (the **"Association"**), created as the entity empowered to administer and enforce the provisions of the Declaration and the other governing documents of the Association (the **"Association Documents"**) and subject to the Association Documents. The Association Documents include, but are not limited to, (a) the Declaration, (b) the Certificate of Formation of the Association, and (c) the By-laws of the Association, as each may be amended. Buyer's membership in the Association will be mandatory, thereby obligating Buyer to pay assessments, contributions and other charges to the Association for the maintenance and repair of and the right to use and enjoy the amenities and common areas of the Subdivision. The Declaration will also impose certain restrictions on the use of the Lot and Buyer's home. The base assessment payable to the Association is approximately $500.00 per year, which amount is subject to change. Approximately $500.00 per year shall be charged as the regular assessment, which amount shall be subject to change. Additional assessments, contributions, charges and fees may be imposed under the Association Documents. Buyer confirms that prior to executing this Addendum, Buyer has received and had the opportunity to review the Association Documents and determined that the Association Documents are acceptable to Buyer.

3. **Subdivision Development and Changes.** Seller may, in Seller's sole and absolute discretion, change prices, terms, home plans, and features or options in any home, or offer concessions for homes in any existing or future phases of the Subdivision or any other community. Seller may change the floor plans, home sizes, elevations, designs or other characteristics of future homes built in the Subdivision. Seller has neither offered nor agreed to any price protection or other similar commitment to Buyer regarding the value or resale value of the Property or any other property, and Seller shall not have any obligation or liability whatsoever to Buyer in the event any changes directly or indirectly affect the value of the Property. Seller reserves the right to make changes to the Subdivision including, without limitation, changing the name of the Subdivision, changing the community improvements (including without limitation the location and/or type of utilities, streets, parks, common areas, amenities, mailboxes, parking and other improvements), selling homes under one or more other brand names all without notice to Buyer. Seller reserves the right to sell land and lots to builders, developers or other third parties, to discontinue building and selling homes, to rent or lease homes, or to change the zoning or use of other property in the Subdivision or surrounding property. Seller shall have no responsibility to Buyer for or as a result of any such changes. The design, location and placement of homes on adjoining property, if any, and the ground topography and drainage of the adjoining property, if any, owned by Seller shall be determined solely by Seller.

4. **Home Site Improvements; Utilities.** Seller reserves the right to determine the location, configuration and orientation (including garage location) of the Home upon each lot. Seller makes no representation as to the location of utility lines, transformers, risers, boxes or other structures, fire hydrants, single, multiple or cluster mailboxes, as applicable, light poles, storm drains and drainage pipes and/or other neighborhood structures or improvements. Buyer acknowledges that the Lot may have all or some of such items.

5. **Open Space, Drainage and Utility Areas**. One or more open space areas shown on the final plat are intended by the Developer primarily to be open space and may also serve as drainage and utility easement areas. Those areas may be unimproved, may be left in a natural or semi-natural condition, may include a drainage or detention pond or channel or otherwise serve to facilitate drainage, and may from time to time have ponding or standing water. Accordingly, those areas are not necessarily intended to be a recreational feature or an amenity with any specific aesthetic qualities. To the extent the Association improves or maintains open space areas, the costs to do so will be an expense of the Association. Seller makes no representation or warranty regarding the open space areas. Buyer agrees to accept the open space areas in their "AS-IS" condition.

6. **Neighborhood Mailboxes**. The U.S. Postal Service ("**USPS**") has determined in your area that it will not provide mail delivery service to individual homes in Timber Creek. Instead, the USPS has announced that it will only provide service to cluster-style mailboxes. The location for the cluster-style mailboxes will be determined by Seller in coordination with the USPS and local municipality during development of Timber Creek. Seller has no control over the USPS's mode of delivery and limited cluster-style mailbox options for Timber Creek. If Buyer has questions about mailbox requirements, Buyer is encouraged to contact the City of Louisville Post Office at (502) 584-7841.

7. **Highway**. The Community is located west of Interstate 65 a/k/a Dr. Martin Luther King Jr. Expressway ("**I-65**") and East of Kentucky Route 61 a/k/a Preston Street or Preston Highway ("**KY-61**). Buyer acknowledges and understands that Seller and the Association have no control over I-65 and KY-61 and will have no liability or responsibility to Buyer or any resident of the Community for any injury, damage, claim or other injury relating to I-65 and KY-61, including, without limitation, any damages, claims or injuries related to the noise, vibration, dust, debris, lighting or fumes emanating therefrom I-65 and KY-61.

8. **Adjacent Existing Commercial Land Uses**. The Community is in a partially developed area. Immediately to the west and northwest of the Community, east of Blue Lick Road, is Blue Lick Road Bus Compound. This area is zoned C-N: Commercial District by the City of Louisville. Immediately north of Susan Lane and east of Blue Lick Road, the area is zoned C-1: Commercial District, R-4: Single Family Residential District and R-6: Multi-Family Residential District (Duplex). Immediately to the west of the Community, east of Blue Lick Road and north of Mud Lane is Barry's Custom Auto Body Repair. This area is zoned C-M: Manufacturing District by the City of Louisville. Immediately to the northeast of the Community is Commerce Crossings Drive zoned PEC: Multipurpose District by the City of Louisville. Immediately to the west of the Community, north of Mud Lane and West of Bier Drive is Hughes Electrical Parts Co., Inc., and a church. These areas are zoned C-2: Commercial District. Immediately to the north and northwest of the Community the area is zoned R-4 and R-5: Single Family Residential and R-5A: Multi-Family Residential Districts. Immediately to the south of the Community the area is zoned R-4: Single Family Residential. To the east of the Community, west of KY-61 and north of Mud Lane the area is zoned C-1: Commercial District, OR-1: Office-Residential District, R-6 and R-7 Multi-Family Residential Districts (Duplex). To the east of the Community, east of KY-61 and north of Antler Drive the area is zoned C-N and C-2 Commercial Districts. To the east of the Community west of KY-61 and south of Mud Lane the area is zoned C-1 and C-2: Commercial Districts, R-4, and R-5: Single Family Residential; R-6: Multi-Family Residential District and OR-3: Office Residential District. To the east of the Community, east of KY-61 and south of Mud Lane, the area is zoned C-1: Commercial District, R-7: Multi-Family Residential District (Duplex) and R-4: Single Family Residential. These existing uses include lighted parking lots and light from these uses may be visible at night from homes in the Community. Seller makes no representations or warranties regarding the existence, absence or degree of any noise, dust, vibration, odors, light, traffic, dangers or other nuisances or issues that may be caused by or result from the surrounding land uses existing or to be developed in the future. If Buyer has questions about the zoning and land uses, Buyer is encouraged to contact the City of Louisville Planning and Zoning Department directly at (502) 574-6230.

9. **Fencing and Wall Restrictions**. The Declaration imposes limitations on permitted fences on any lot, other than such fencing, if any, that may be installed by Developer in or along Common Areas. The Design Review Board (the "**DRB**") shall have authority to establish standards according to which fencing, and walls may be permitted at the Community. Seller encourages Buyer to carefully review the Declaration regarding restrictions regarding fencing and walls. This Section 9 shall survive Closing.

10. **Easement Restrictions**. Certain lots in the Subdivision have utility easements (the "**UE**"), sanitary sewer and drain easements (the "**SSDE"**), located within the lots as shown on the Final Plat. Lots 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 have a Louisville Water Company easement (the "**LWCE**"). All easements are shown on the Final Plat and will be shown on the final plats of subdivision for all future phases of development. The existence of easements on lots will limit or prohibit improvements made in such easement areas. If Buyer is concerned about these restrictions, Buyer is encouraged to contact the City of Louisville directly at (502) 574-6230.

11. **Hotel/Transient Uses: Leases**. Buyer acknowledges that the Home may not be used for hotel, or transient uses (the "**Short Term Rentals**") as provided for in the Declaration. Short Term Rentals includes any express rental whether oral or in writing, as well as rentals pursuant to information sharing mobile or web applications such as "Airbnb" or "VRBO." Buyer is encouraged to review the Declaration for further information restricting the rental or use of the Home by third parties.

12. **Landscape Buffer Area.** Certain lots in the Subdivision have a fifteen (15) foot Landscape Buffer Areas (the **"LBA")** located in the rear of the lots as shown on the Final Plat per the requirements of Louisville Metro Department of Planning and Design Services as stated in Chapter 10 of the Land Development Code The LBA must be set aside, free from development, to accommodate required landscape and buffering materials. No buildings or structures except fences, walls, or those structures attendant to public utility service shall be allowed within the required LBA, if applicable to the Declaration. The homeowner may remove under brush or invasive species but cannot remove anything over four (4) inches in diameter within the LBA. The lots with LBA's. are lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49, and 50 The LBA located on these lots shall be maintained by the homeowner. The Association shall maintain LBA's located within the Open Space Area (the "**OSA**") or Common Area (the "**CA**") as designated on the Final Plat. The existence of LBA's on lots will limit or prohibit improvements made in such LBA areas. If Buyer is concerned about these LBA's, Buyer is encouraged to contact the Planning & Design Services of the Louisville Metro Planning Commission directly at (502) 574-6230.

13. **Tree Canopy Credit Area.** Certain lots in the Subdivision are designated as a Tree Canopy Credit Area (the "**TCCA**"), in accordance with the Tree Preservation Policies of Louisville Metro Planning and Design Services as stated in Chapter 10 of the Land Development Code (the "**Code**"). The TCCA are those areas where tree preservation has been provided to meet the tree canopy requirements of the Code. The TCCA are located in Open Space 124 and in the rear of lots 29 and 30. If Buyer is concerned about these TCCA's, Buyer is encouraged to contact the Planning & Design Services of the Louisville Metro Planning Commission directly at (502) 574-6230.

14. **Street Trees**. All the lots in the Subdivision will have one (1) or more trees along the street in front of each lot (the "**Street Trees**"). The Street Trees will be installed by Seller when the section is built out. The Buyer(s) will be responsible for the care, and, if necessary, replace such trees or trees at Buyer(s) expense with a like type tree.

15. **Naturalized Detention Basin.** Open Space 125 in the Community is improved with Naturalized Detention Basin (the "**NTB**") which is

located in the rear of Lots 19, 20 and to the west and northwest of Lot 21 ("**Open Space 125**"). Open Space 125 has been designed to manage stormwater and is not intended or designed to function as passive or active recreational space.

16. **Conflicts/Defined Terms**. In the event of a conflict between the Agreement and this Addendum, the terms of this Addendum shall govern and control. Each capitalized term used but not defined in this Addendum shall have the definition given to such term in the Agreement.

Acceptance. If Buyer is unwilling to accept the Property subject to all of the matters set forth herein, then Buyer may terminate the Agreement prior to signing this Addendum. If Buyer signs this Addendum, then Buyer is deemed to have agreed to the foregoing and have accepted the Property subject to all of the matters described above.

Dated: 2/10/2025

BUYER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...

Arrived Holdings INC and/or Assigns Jeff Talbert	2/11/2025 Date		Date
	Date		Date
	Date		Date

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900
Timber Creek

HPA No. PHD0173688

DECLARATION REGARDING HOME OCCUPANCY

This Addendum amends and supplements that Home Purchase Agreement dated 2/10/2025 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this Addendum has the meaning given to that term in the Agreement. If there is a conflict between the terms of this Addendum and the Agreement, this Addendum will prevail.

Buyer acknowledges Seller's desire to (i) provide as many people as possible the opportunity for home ownership, (ii) promote stable ownership of homes within the Community, and (iii) limit home speculation. Therefore, Seller expressly reserves the right to limit or refuse to sell homes to buyers who do not intend to occupy the homes as a Principal Residence (as defined below).

1. **Declaration Regarding Home Occupancy.** Buyer acknowledges Seller has materially relied upon Buyer's representations in this Addendum in entering into the Agreement and would not have agreed to sell the Property to Buyer without such representations. Buyer represents that Buyer intends to occupy or use the Property as follows (Buyer must choose one of the following).

[ ] **PRINCIPAL RESIDENCE.** Buyer intends to occupy the Property as a Principal Residence, regardless of whether Buyer owns additional residential property. **"Principal Residence"** is defined as a residence (a) in which Buyer shall reside for a majority of the year following Closing, and (b) for which Buyer will seek owner-occupied financing or pay cash for the purchase of the Property.

[ ] **SEASONAL RESIDENCE.** Buyer will use the Property as a Seasonal Residence and Buyer will keep the Property available for Buyer's exclusive occupancy at all times and will not lease the Property. **"Seasonal Residence"** is defined as a residence in which Buyer shall reside on a seasonal basis and not as Buyer's Principal Residence.

[x] **INVESTMENT PROPERTY.** Buyer will use the Property as an Investment Property. Buyer now uses other property as Buyer's Principal Residence and/or Seasonal Residence. An **"Investment Property"** is a property purchased to earn a return on investment, through rental income, future appreciation or both. An Investment Property includes entering into or subjecting the Property to rental, timesharing or share ownership agreements.

If Seller discovers Buyer has made any false statement or declaration hereunder, Seller (a) may, prior to Closing, exercise the remedies set forth in Section 2 below, and (b) may inform Buyer's mortgage lender of that fact. Under such circumstances, the lender (a) prior to Closing may be entitled to cancel financing for the mortgage loan, and (b) after Closing may exercise the appropriate remedies under the mortgage agreement with Buyer, including (but not limited to) acceleration of the mortgage debt, thereby making the entire mortgage debt due immediately.

2. **Change of Intent**. If, prior to Closing, Buyer notifies Seller or Seller otherwise discovers that Buyer's intent to use the Property has changed either (i) from an intent to occupy the Property as a Principal Residence to an intent to use the Property as either a Seasonal Residence or Investment Property or (ii) from an intent to use the Property as a Seasonal Residence to an intent to use the Property as an Investment Property, Buyer will be in default under the Agreement and Seller may terminate the Agreement and retain Buyer's Deposits, whereupon Seller will be released from any further liability or obligation related to the Agreement.

Dated: <<Current Date>>

BUYER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...

Arrived Holdings INC and/or Assigns Jeff Talbert	2/11/2025 Date		Date
	Date		Date
	Date		Date

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot:
Timber Creek

HPA No. PHD0173688

Homebuyers – Beware of Wire Fraud and Other Cybercrimes

Buying a home is an exciting time. But please be careful not to let cyber criminals turn your dream experience into a nightmare.

We have all seen the headlines telling us about cybercrime and companies and individuals who have been hacked. Like many industries, the real estate industry has seen a significant increase in cybercrime. And the risk is growing as criminals find new ways to obtain information pertaining to real property transactions in an effort to divert and steal funds through malicious wire fraud schemes.

Cyber criminals typically begin their fraudulent schemes way before the attempted theft occurs. They often begin with a common technique called “phishing”. This can take the form of email messages, fake websites or phone calls to fraudulently obtain your private information. Through a seemingly harmless communication, criminals trick people into inputting their information or clicking a link that allows hackers to steal computer or email logins and passwords.

Once hackers gain access to an email account, they will monitor messages to find someone in the process of buying a home. The hackers may be experts in real estate transactions. The criminals may hack various parties involved in the home buying transaction, including homebuyers, real estate agents, lenders, title companies or attorneys. Then, around the time the homebuyer is supposed to wire funds for their home purchase, the homebuyer receives what seems like a perfectly normal email apparently from a professional associated with the transaction. This email will include wiring instructions for wiring funds to a fraudulent account. If you take the bait and wire funds to a fraudulent account, your money could be stolen.

Please take precautions so you won’t become a victim of cybercrime. Be careful to protect your personal information and passwords. Do not send sensitive information using unsecure email. Do not click on links or attachments in unsolicited emails.

Here are some tips from the Federal Bureau of Investigation (FBI) to protect against wire fraud and other cybercrimes:

1. **Call, don’t email:** Confirm by phone all wiring instructions you receive before transferring funds. Use a phone number for the title company that you obtain from a trusted source.
2. **Be suspicious:** Carefully scrutinize all email requests for information or transfers of funds to determine if the emails appear out of the ordinary. It’s not common for title companies to change wiring instructions and payment information.
3. **Confirm everything:** Ask your bank to confirm not just the account number but also the name on the account before sending a wire transfer.
4. **Verify immediately:** You should call the title company or your real estate agent to verify your funds were received by the title company or other proper party. Detecting that you sent money to a wrong account within 24 hours may give you the best chance of recovering your money.
5. **Forward, don’t reply:** When responding to an email, hit forward instead of reply and then start typing in the person’s email address. Criminals use email addresses that are very similar to the real one for a company. By typing in email addresses you will ensure the intended recipient’s correct email address is used.

If you discover that you have been a victim of wire fraud or another cybercrime, immediately contact your financial institution and notify the FBI or other law enforcement authorities. If the fraud or crime involves a real estate transaction, be sure to contact the title company, settlement agent, escrow agent or attorney handling the transaction.

Buyer’s Initials:	Initial JT					
	Arrived Holdings INC and/or Assigns Jeff Talbert					

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900
Timber Creek
Community Number: 7262

HPA No. PHD0173688

RECEIPT

Conventional, FHA Financing or Cash:	https://www.e-billexpress.com/ebpp/Pultegroup
VA Financing:	Make checks payable to: PGP Title, Inc.

Date: 2/10/2025

Received from: Arrived Holdings INC and/or Assigns Jeff Talbert

Address: 1700 Westlake Ave N Suite 200
Seattle, Washington 98109

Payment Portal Confirmation #: 3120772740 In the amount of $ 20000

Or

Check #: ______________ In the amount of $ ______________

Representing:

- [x] Initial Earnest Money Deposit
- [ ] Additional Earnest Money Deposit
- [ ] NSO Request Fee
- [ ] NSO Option Deposit
- [ ] ______________

Received by: DocuSigned by: Douglas Schneider FEE9ED07492B4A4...

2/11/2025

Home Purchase Agreement
HPA No. PHD0173688
HPA Date: 2/10/2025
Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900 / Section:
Timber Creek

THIS IS AN INTERNAL COMPANY DOCUMENT. IT IS NOT AN ADDENDUM TO THE HOME PURCHASE AGREEMENT.

HPA CERTIFICATION

This certification pertains to the Home Purchase Agreement referenced above (the **"Agreement"**). Each capitalized term used but not defined in this certification has the meaning given to that term in the Agreement.

I am a sales professional for Seller and have prepared the Agreement. In connection with submitting the Agreement for Seller's approval and execution, I certify as follows:

1. While working with the Buyer, selling the Property, and preparing the Agreement, I followed all company policies and procedures (national and local) and believe I complied with all applicable laws.

2. In particular, I believe I (and, to my knowledge, any other company employee involved with this sale) complied with all Fair Housing laws. I understand The Fair Housing Act prohibits treating people differently or making a distinction between people (for or against) on the basis of their protected class (e.g., race, color, religion, gender, disability, family status or national origin) in connection with the sale, rental, advertising or financing of housing. I understand the company is an equal opportunity housing provider and any discriminatory housing or lending practice is strictly prohibited.

3. The Agreement contains the entire agreement with the Buyer regarding the Property. There are no additional agreements (oral or in writing) with the Buyer regarding the Property. I have not made (nor, to my knowledge has any other company employee made) any promise, representation or warranty to the Buyer that is not contained within the Agreement.

Dated: 2/10/2025

DocuSigned by:
Douglas Schneider
FEE9ED07492B4A4...

Douglas Schneider
Sales Professional

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900
Timber Creek

HPA No. PHD0173688

COMMISSION AGREEMENT AND CERTIFICATION

COMMISSION AGREEMENT. The real estate broker identified below (**"Broker"**), or Broker's real estate agent, if applicable, registered the undersigned buyer(s) (collectively, **"Buyer"**) as Broker's client with respect to the community known as Timber Creek. Buyer has now signed a Home Purchase Agreement dated 2/10/2025 (the **"Agreement"**) with Pulte Homes of Ohio, LLC (**"Seller"**) to purchase a home in Timber Creek (each capitalized term used but not defined herein shall have the meaning assigned to that term in the Agreement). If, and only if, Buyer fully consummates the Closing and funding of the Home purchase pursuant to the Agreement, then, at Closing, Seller agrees to pay Broker a real estate commission equal to the lesser of (a) the commission amount Buyer agreed to pay Broker pursuant to the written agreement (if any) between Buyer and Broker entered into prior to the date of the Agreement and prior to Broker touring a home with Buyer (the "**Buyer-Broker Agreement**"), and (b) **three percent 3% of the Total Purchase Price**, for services rendered as Buyer's broker in this transaction. The commission and other amounts payable to Broker under the Buyer-Broker Agreement will be reduced by the amount paid by Seller to Broker upon Closing. Upon request, Buyer and Broker each agree to provide a complete copy of the Buyer-Broker Agreement (if any) to Seller, Closing Agent and any lender involved in the Home purchase transaction.

REAL ESTATE BROKER INFORMATION

Broker Company Name:	SFR Realty LLC
Broker Company entity name shown on tax return (if different than above name)	SFR Realty LLC
Broker Company Address:	312 S 4th Street Louisville, Kentucky 40202
Broker Company State License ID:	288641
Broker Company Tax ID No.	87-1131267

REAL ESTATE AGENT INFORMATION

Agent Name:	Jason Green
Agent Email Address:	[redacted]
Agent Primary Phone Number:	[redacted]
Agent Secondary Phone Number:	[redacted]
Agent's State License ID:	288641

This information will be used to issue an IRS Form 1099 at the end of the tax year. Broker confirms the information set forth above is correct. Broker should call Douglas Schneider at Timber Creek to modify this information if it is incorrect or changes. No commission will be earned or paid if the Closing does not occur for any reason. Broker certifies Broker is a licensed real estate broker in the state where the Property is located or otherwise has the lawful right to receive a commission upon the sale of the Property within such state. Broker also certifies Broker's real estate agent, if applicable, is a licensed real estate agent in the state where the Property is located. If Broker's agent is executing this agreement and certification on behalf of Broker, Broker's agent warrants he or she has been duly authorized to do so. Broker's agent will look solely to Broker for any share of the commission to which Broker's agent may be entitled. This agreement contains the complete agreement between Seller and Broker pertaining to any commission payable with respect to the Agreement.

BUYER AND BROKER CERTIFICATION. In connection with Buyer's contemplated home purchase from Seller pursuant to the Agreement, Broker and Buyer each certify that no commission split, share or rebate; gift or gift card; giveaway; discount on commission to sell Buyer's existing home; "buy out" of Buyer's existing home; "buy out" of Buyer's remaining lease payments on a rental home or apartment; service (other than traditional buyer's broker services); or other thing of value has been or will be given by Broker (or any agent of Broker) to Buyer or any other party involved in this transaction at any time before or after the Closing except as follows:__________________________________

Buyer and Broker understand the Agreement and this certification will be provided to Buyer's lender and appraiser for purposes of Buyer's financing arrangements.

W-9 CERTIFICATIONS BY BROKER - Under penalties of perjury, the undersigned representative of Broker certifies:

1. The payee's TIN (Broker Company Tax ID No.) is correct,
2. The payee (Broker) is not subject to backup withholding due to failure to report interest and dividend income,
3. The payee (Broker) is a U.S. person, and
4. The FATCA code entered above (if any) indicating that payee (Broker) is exempt from FATCA reporting is correct (this item 4 does not apply).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Select Broker's federal tax classification: [ ] Individual/sole proprietor; [ ] C Corporation; [ ] S Corporation; [ ] Partnership; [ ] Trust/estate; [x] Limited Liability Company

If Broker is a Limited Liability Company, select tax classification: [x] C Corporation; [ ] S Corporation; [ ] Partnership (or if Broker is not a Limited Liability Company, select [ ] N/A)

[*signature page follows immediately on next page*]

Dated: 2/10/2025

BROKER:		**SELLER**:	
SFR Realty LLC		Pulte Homes of Ohio, LLC	
By: DocuSigned by: Jason Green 2A02D49C96B2422...	2/10/2025	By: DocuSigned by: Ann Thompson 6E1B22F8521A4A0...	2/12/2025
Broker or its authorized agent	Date	Its Authorized Agent	Date

BUYER:

Signed by: Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns 9C4E8A97A361401...	2/11/2025		
Arrived Holdings INC and/or Assigns Jeff Talbert	Date		Date
	Date		Date
	Date		Date

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900, Section:
Timber Creek

HPA No. PHD0173688

BUILDING INSPECTION ADDENDUM

This Addendum amends and supplements that Home Purchase Agreement dated 2/10/2025 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this Addendum has the meaning given to that term in the Agreement. If there is a conflict between the terms of this Addendum and the Agreement, this Addendum will prevail.

Buyer may, at Buyer's expense, hire an independent building inspector (**"Inspector"**) to examine the Property immediately prior to the Build Quality Celebration. Seller agrees to permit Inspector to enter the Property prior to Closing provided that:

1. Any inspection must take place under the supervision of Seller's Field Manager or the Manager's designee.
2. The Inspector must complete any desired inspections on the date scheduled so as not to delay Seller's construction schedule or the Closing Date. Seller is not obligated to permit inspections before or after the time set.
3. The Inspector must be licensed to conduct residential property inspections in Jefferson, KY.
4. The Inspector must provide to Seller a copy of the Inspector's business license and a certificate of insurance demonstrating that the Inspector has a current general liability policy in a sum not less than $250,000 at least 3 days prior to any scheduled inspection. Any outstanding construction items which Seller has acknowledged remain to be completed will not be matters to which the Inspector may take exception or identify as problems.
5. Buyer must provide Seller a copy of the Inspector's report upon Buyer's receipt.

If Buyer believes any items identified in the Inspector's report are items which must be completed or corrected by Seller, Buyer shall notify Seller of each such item in writing prior to the Build Quality Celebration. Seller agrees to correct all items which should be corrected in order to complete the Home in accordance with Agreement or which Seller would be required to correct under the Home Warranty.

Dated: 2/10/2025

BUYER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...

Arrived Holdings INC and/or Assigns Jeff Talbert	2/11/2025 Date		Date
	Date		Date
	Date		Date

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900 / Section:
Timber Creek

HPA No. PHD0173688

RADON TESTING

This Addendum amends and supplements that Home Purchase Agreement dated 2/10/2025 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this Addendum has the meaning given to that term in the Agreement. If there is a conflict between the terms of this Addendum and the Agreement, this Addendum will prevail.

If Buyer desires to conduct radon testing in the Home before Closing, Seller agrees to permit Buyer's testing agent access to the Home for testing purposes. Buyer must request the appointment with Seller for testing at least 5 business days prior to the desired testing date. Buyer's designated testing agent must perform the test within 10 business days after Buyer signs this Agreement, or if the Home is not yet constructed, within 5 days after Seller has advised Buyer that construction of the Home is complete. Seller's designated representative shall accompany Buyer's testing agent and shall monitor the test. The test shall be conducted at Buyer's sole expense. Buyer shall have 5 calendar days after the test is conducted to review the results and deliver written notice of unsatisfactory results to Seller. Failure to conduct the radon test or deliver written notice of unsatisfactory results within the time allowed shall be deemed an automatic waiver of any unsatisfactory results and the closing credit referenced below will not be paid to Buyer.

The results of the radon testing will be deemed satisfactory if the radon level is below 4 pCi/l. If the test result is unsatisfactory, Buyer shall submit a copy of the test results to Seller along with written notice of unsatisfactory results. Upon receipt of the notice and test results, Seller shall issue a closing credit to Buyer in the amount of $500.00 to offset Buyer's radon mitigation expenses. Buyer may not use the results of testing to delay Closing or to terminate the Agreement. **BUYER MAY NOT ENTER THE PROPERTY TO PERFORM ANY RADON MITIGATION UNTIL AFTER CLOSING.**

Buyer acknowledges that Seller is not an expert in radon and, therefore, Seller will not: (1) provide Buyer any advice regarding safe levels of radon, (2) conduct radon testing or mitigation, (3) recommend radon testing methods or mitigation techniques, (4) recommend companies to perform radon testing or mitigation or (5) estimate the cost of testing or mitigation.

Buyer hereby releases and holds Seller harmless and agrees to indemnify Seller against any and all claims relating to the existence of radon in the Home.

SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, ABOUT ANY ENVIRONMENTAL CONDITIONS, AND EXPRESSLY DISCLAIMS ANY LIABILITY FOR ANY TYPE OF DAMAGES THAT SUCH CONDITIONS MIGHT CAUSE TO THE HOME OR ITS OCCUPANTS.

Dated: 2/10/2025

BUYER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...

Arrived Holdings INC and/or Assigns Jeff Talbert	2/11/2025 Date		Date
	Date		Date
	Date		Date

Centex®

HOME DELIVERY EXPECTATIONS

At the start of this exciting journey of building your dream home, we will provide a three-month closing estimate. As construction progresses, your closing estimate will become narrower and more accurate. Closing timeframes will always be an estimate until our PGP Title team reaches out with your tentative closing date approximately 3 weeks in advance of your home's completion. If at any time you have any questions regarding your closing estimation window, please reach out to your community team.

- BUILD QUALITY (BQ) 1 - INTRODUCTION
- BQ 2 - FOUNDATION INSPECTION
- BQ 3 - FRAME INSPECTION
- BQ 4 - MECHANICAL INSPECTION
- BQ 5 - PRE-DRYWALL ORIENTATION
- BQ 6 - INSPECTION
- BQ 7 - CONFIRMATION
- BQ 8 - PRE-CLOSING ORIENTATION
- BQ 9 - CELEBRATION
- BQ 10 - FEEDBACK

Initial: JT

HOMESITE # 119

HOMEOWNER INITIAL ____________

INTRODUCTION PHASE

Here we go! Your community field team is quoting you a three-month delivery window estimate. This will allow us the needed time to prepare and submit a building permit and will enable us to begin ordering all the materials needed to build your new dream home!

CLOSING ESTIMATION WINDOW: ____________

ORIENTATION PHASE

We're getting closer! Congratulations - your house is starting to look like a home where you will make amazing memories for years to come. At this stage we will be able to narrow down your closing estimate to a two-month window.

CLOSING ESTIMATION WINDOW: February 2025

CELEBRATION PHASE

Almost there! Our PGP Title team will reach out with your tentative close date approximately three weeks prior to your new Centex home delivery. It is a good idea to give yourselves a 5 day window for moving plans – movers, internet/cable connections, appliance/furniture deliveries, etc.

Buyer: Arrived Holdings INC and/or Assigns Jeff Talbert
Address: 3600 Chaparral Court
Lot: 11900
Timber Creek 7262

HPA No. PHD0173688

STARTED/COMPLETED HOME ADDENDUM

This Addendum amends and supplements that Home Purchase Agreement dated 2/10/2025 (the **"Agreement"**) between Buyer and Seller for the Property referenced above. Each capitalized term used but not defined in this Addendum has the meaning given to that term in the Agreement. If there is a conflict between the terms of this Addendum and the Agreement, this Addendum will prevail.

Deposits. The Deposits must be paid by wire transfer or other immediately available funds acceptable to Seller.

Financing the Purchase of the Property. The Loan Approval Deadline set forth in the Financing Addendum is modified to be **15 days** after the date of Buyer's execution of the Agreement.

Buyer Option Selections. Buyer understands the Home is already under construction and may be substantially complete or fully complete. Depending upon the stage of construction, Seller may have already determined, purchased and/or installed options and upgrades for the Property. The Total Purchase Price reflects those options and/or upgrades already installed (or planned to be installed) in the Home. Buyer understands that, notwithstanding provisions of the Agreement that permit Buyer to make option selections, Buyer may have limited or no ability to select options and/or upgrades to the Property. If and to the extent Seller permits Buyer to select or change options and/or upgrades, Buyer agrees that Buyer's option/upgrade selections will be made within **7 days** after the date Buyer signs the Agreement. Buyer acknowledges that Buyer is responsible to schedule all necessary appointments with Seller's Sales Consultant and/or design consultant in order to timely make any permitted option/upgrade selections.

Closing Date. The Closing shall occur on the date or within the time period for Closing input by Seller in the Summary of Important Dates.

Dated: 2/10/2025

BUYER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings INC and/or Assigns
9C4E8A97A361401...

Arrived Holdings INC and/or Assigns Jeff Talbert	2/11/2025 Date		Date
	Date		Date
	Date		Date

Congratulations on Your New Home!

Please utilize the instructions below to submit your New Home Deposit through ePay:

Go to the website at:

https://www.e-billexpress.com/ebpp/Pultegroup

- Ensure that you see the Pulte logo is showing in the top left corner of the page
- Click on "Pay Now" tab and login with the following info:
  - Agreement Number: PHD0173688
  - Last Name: Talbert
- Click on specific invoice to be paid (note: you will only be able to pay specific amounts listed. To pay another amount, please discuss with your Sales Consultant)
- Add a Payment Method
  - Bank Account: Routing Number and Account # – Bottom of check or on Mobile Banking app
  - Debit Card (Note: Your bank may have Debit card limits. Please contact your Bank for details)
- Continue to Payment
- Verify Payment Method, Amount, Name, Email, Phone Number
- Confirm Authorization and Make Payment
- You will receive an email confirmation. Send this confirmation to your Sales Consultant
- Click *Enroll With Your Current information*, to create an account for recurring payments